LOAN AGREEMENT

                                 BY AND BETWEEN

                       KEYMARKET OF SOUTH CAROLINA, INC.,

                                  AS BORROWER,


                                       AND

                         RIVER CITY BROADCASTING, L.P.,

                                    AS LENDER




                               AS OF JULY 7, 1995


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                                 LOAN AGREEMENT
                                 --------------

                  THIS LOAN AGREEMENT (this "Agreement") is made as of this 7th day of July, 1995, by and among KEYMARKET OF SOUTH CAROLINA, INC., a South Carolina corporation ("Borrower"), and RIVER CITY BROADCASTING L.P., a Delaware limited partnership ("Lender").

                                    RECITALS:
                                    ---------

                  A. Borrower has requested that Lender make certain loans to it, and Lender is willing to make such loans on the terms and subject to the conditions set forth herein.

                  B. Borrower owns and operates Radio Stations WFBC-AM and WFBC-FM, Greenville, South Carolina and WORD-AM, Spartanburg, South Carolina, (individually, an "Owned Station" and collectively, the "Owned Stations") pursuant to licenses issued by the Federal Communications Commission (the "FCC") and operates Radio Stations WSPA-FM and WSPA-FM, Spartanburg, South Carolina (individually, an "LMA Station" and collectively, the "LMA Stations"), pursuant to the LMA. The Owned Stations together with the LMA Stations are hereinafter collectively referred to as the "Stations" and individually as a "Station."

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                    ARTICLE I

                                  Defined Terms
                                  -------------

                  1.1 Definitions. Unless otherwise stated in this Agreement, the following this shall have the following meanings:

                  "Affiliate" of a party means any Person, directly or indirectly, controlling or controlled by such party, or any Person under direct or indirect common control with such party (as such terms are interpreted from time to time pursuant to the Securities Act of 1933, as amended).

                  "Assets" means all of Borrower's rights title and interest in and to all of the assets, properties privileges, rights, interests and claims, tangible and intangible, of every type and description, wherever located and whether or not carried on Borrower's books and records, including all such assets that are used or useful in connection with the conduct of the business and operations of any Owned Station and the contracts, rights and other assets relating to the LMA Stations.

                  "Capital   Expenditures"  means  payments  that  are  made  by
Borrower for the rental, lease, purchase, construction, or use of any property the value or cost of which, under generally


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accepted accounting principles,  consistently applied, should be capitalized and appear on Borrower's balance sheet in the category of property, plant, or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made are characterized by Borrower or any other Person.

                  "Closing"   means  the   consummation   of  the   transactions
contemplated by this Agreement in accordance with the provisions of Section 3.1 hereof.

                  "Confer" means Kerby E. Confer.

                  "Contract" means all contracts, leases, non-governmental licenses and other agreements, written or oral, including any amendments or other modifications thereto, of Borrower or to which Borrower is a party that relate to any of the Assets or the business and operations of any Owned Station.

                  "Default Rate" means a rate of interest equal to the Base Rate plus two percent (2%) per annum.

                  "Disclosure Schedule" means that document labeled as such and referred to in this Agreement, which has been delivered by Borrower to Lender contemporaneously with the execution of this Agreement.

                  "Environmental conditions means conditions of the environment including the ocean, natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment recycling, generation, transportation, dumping, Release, or threatened Release of Hazardous Materials by any Person. With respect to claims by employees, Environmental Conditions also includes the exposure of persons to Hazardous materials within a work place on the Real Property.

                  "Environmental  Noncompliance"  sooner but is not  limited to:
(1) the Release or threatened Release of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any federal, state or local law, regulation, rule, ordinance, plan or order or other Environmental Law; and (2) any facility operations, procedures, designs, etc., which do not conform with the requirements of any Environmental Orders and Laws.

                  "Event  of  Default"  means  any of the  events  specified  in
Article VIII hereof.


                  "FCC Licenses" means those Licenses issued by the FCC to Borrower in connection with the businesses and operations of any Owned Station, including those listed in Section 4.5 of the Disclosure schedule.



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                  "Final Order" means an action or order by the FCC (a) that has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay and the FCC has not initiated a review of such action or order on its own action and the periods provided by statute or FCC regulations for filing any such requests and for the FCC to set aside tho action on its own motion have expired, or (ii) in the event of review, reconsideration or appeal, the period provided by statute or FCC regulations for further review, reconsideration or appeal has expired; and with respect to Renewal, means, in addition to (a) and (b) above, Renewal of each of the FCC Licenses for the full license term without any now adverse conditions.

                  "Financial Statements" (i) the unaudited statements of income and expense and cash flow for Multimedia Broadcasting and The Spartan Radiocasting Company for the twelve months ended December 31, 1993 and December 31, 1994, and (ii) the unaudited balance sheets of Multimedia Broadcasting and The Spartan Radiocasting Company as of December 31, 1993 and December 31, 1994.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by. a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

                  "Hazardous Materials" means (1) hazardous materials, contaminants, constituents hazardous wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations, as amended: the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 9601 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., and the Toxic Substance control Act, 15 U.S.C. ss. 2601 sea., (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof (4) asbestos and/or asbestos-containing materials, (5) PCBs, or PCB-containing materials or fluids, (6) any substances with respect to which any federal, state or local agency or other governmental authority may require either an environmental investigation or environmental remediation, and (7) any other hazardous or noxious substance, material, pollutant or solid or liquid waste that is regulated by any Environmental Orders and Laws.

                  "Indebtedness" means any Liability of Borrower, whether direct, indirect, or contingent (a) for the payment of borrowed money, (b) that is evidenced by a promissory note, bond, debenture, or similar instrument or (c) all leases which should be capitalized on the books of the Borrower as lessee in accordance with GAAP.

                  "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, rights to software franchises, trade secrets, know-how, processes, righter privileges, and other similar intangible or intellectual property


                                      - 3 -

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rights and interests  (and any goodwill  associated  with any of the  foregoing)
applied for, issued to or owned by Borrower (whether or not any registration or filing has been made with respect thereto) or under which Borrower is licensed or franchised or in which Borrower has any interest or which is used or useful in the business and operations of any owned station, including these listed in
Section 4.9 of the Disclosure Schedule.

                  "Keymarket Closing Date" means the "Closing Date", an defined in the Keymarket Purchase Agreement.

                  "Keymarket   Purchase  Agreement"  means  the  Asset  Purchase
Agreement  entered  into on March 29,  1995  between  Lender  and the  Keymarket
Sellers.

                  "Keymarket Sellers" means Keymarket of New Orleans, Inc., a Georgia corporation Keymarket of NEPA, Inc., a Georgia corporation, Lackazerene Inc, a Georgia corporation, Keymarket of Buffalo, Inc., a Georgia corporation Keymarket of Nashville, Inc., a Georgia corporation, and Keymarket of Los Angeles, Inc., a California corporation, and Keymarket Communications, a Georgia general partnership.

                  "Lender Debt" means any obligation of Borrower (a) to pay to Lender the principal of and interest on the Note; (b) to pay, satisfy, or perform any other Liability or obligation to Lender, whether arising under this Agreement or otherwise, whether now existing or hereafter incurred matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, or renewals thereof and substitutions therefor, and including without limitation all costs and expenses, including interest thereon and reasonable attorneys' fees, incurred by Lender for the protection preservation, or enforcement of rights and remedies arising hereunder or under the Related Documents; (c) to repay to Lender all amounts advanced at any time by Lender, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagee, or lienors, or for taxes, levies, insurance, rents or repairs to, or maintenance or storage of, any of the property of Borrower; (d) to perform any covenant or agreement made with Lender; or (e) to take any other action in respect of any other Liability of any nature of Borrower to Lender.

                  "Lender's Option" means the Option Agreement dated the date hereof among Confer, Borrower and Lender.

                  "Liability" means (a) any liability or obligation, matured, contingent, or otherwise, that, in accordance with generally accepted accounting principles, consistently applied, should be classified as a liability, including all tax and other proper accruals whether or not it is necessary to disclose such on a balance sheet; (b) any obligation secured by any mortgage, pledge, security agreements security interest liens or conditional sale or other title retention agreement validly existing on or applying to any property or asset owned, acquired, or hold subject thereto by Borrower, whether or not the obligation secured thereby has been assumed by Borrower; (c) any obligation of any other Person (i) that Borrower has directly or indirectly guaranteed assumed responsibility for, endorsed (other than for collection or deposit in the ordinary course of business), discounted with recourse, agreed (contingently or otherwise) to


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purchase or  repurchase  or otherwise  acquire,  or  otherwise  agreed to become directly or indirectly liable or responsible for, or (ii) in consideration of which Borrower has agreed to supply or advance funds (whether by way of loan,
stock  purchase,   capital   contribution,   or  otherwise);   (d)  all  Capital
Expenditures that Borrower is required to make by the terms of any lease, rental agreement, installment or conditional sale agreement, or other agreement; and
(e) all liabilities in respect of unfunded vested benefits under any Plan and in respect of withdrawal liability incurred under ERISA.

                  "Licenses" means all licenses. permits, and other authorizations (including the FCC Licenses) issued by the FCC or any other federal, state, or local governmental authority to Borrower which are used or useful in the business and operations of any Owned Station, including those listed in Section 4.5 of the Disclosure Schedule.

                  "LMA" means the Time Brokerage Agreement dated as of August 30, 1994, by and between the Spartan Radiocasting Company and Borrower and any contracts or agreements of Borrower relating to the foregoing, all of which are listed on Section 4.23 of the Disclosure Schedule.

                  "LMA Owner" means any owner of an LMA Station.

                  "Loan  Obligations"  mean any and all  obligations of Borrower
(a) to pay to Lender the principal of and interest on the Note; (b) to pay, satisfy, or perform any other Liability or obligation to Lender, arising under this Agreement, the Note, any Related Document or any other document or instrument executed in connection with the Loans, and including without limitation all costs and expenses, including interest thereon and reasonable attorneys' fees, incurred by Lender for the protection, preservation, or enforcement of its rights and remedies arising hereunder, under the Note, any Related Document or such other documents; or (c) to perform any other covenant or agreement made with Lender hereunder or under the Note, any Related Document or such other documents.

                  "Material Adverse change" means a material adverse change, effect or development (or any change, effect or development that is reasonably likely to have a material adverse effect) on the assets, business, operating condition (excluding financial condition) or prospects of the specified Person(s).

                  "Option" means the Option Agreement dated August 30, 1994 for the purchase of WSPA-AM and WSPA-FM Spartanburg, South Carolina between The Spartan Radiocasting Company and Borrower.

                  "Permitted   Lien"   means   any  of  the   following   liens,
encumbrances, or security interests:

                           (a)  liens  for  taxes  or  assessments  and  similar
charges, that are either (i) not delinquent or (ii) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside adequate reserves on its books;


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                           (b)   statutory   liens,   .   such   as   mechanics,
materialman's, warehouseman's, carrier's, landlord's (including those landlord's liens deemed to arise by contract) or other similar liens, incurred in good faith in the ordinary course of business, that are paid in the ordinary course of business or that are bonded in order to remove such lion of record within sixty days after the moneys become due and owing;

                           (c)  liens or  security  interests  arising  under or
pursuant to this Agreement or any Related Document or otherwise securing Lander Debt; and

                           (d)  liens  incurred  in  connection  with  equipment
leases entered into by Borrower, which are now existing or incurred hereafter in the ordinary course of business, so long as the aggregate amount of such liens does not exceed $10,000 at any time.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not local entities (including the Stations), and governments and agencies and political subdivisions thereof.

                  "Possible Default" means an event, situation, or thing that, with the lap" of any applicable grace period or the giving of notice or both, would constitute an Event of Default.

                  "Real Property" means all fee estates and buildings and other improvements thereon, leasehold interests and all buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way, and other real property interests used or useful in the business and operations of any Owned Station, including the property identified and described in Section
4.6 of the Disclosure Schedule.

                  "Related Document" means any promissory note, agreement, guaranty, assignment, collateral assignment mortgage, security agreement, pledge agreement, financing statement, or other agreement, writing, document, or instrument, or any amendment or restatement of any of the foregoing, furnished to Lender pursuant to or otherwise in connection with this Agreement and shall include, without limitation, the Note.

                  "Release" means any release, spill, emission leaking, pumping, pouring, injection, escaping, emptying, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Real Property and any real property operated or used by Borrower, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "Renewal" means a grant by the FCC of the 1995 license renewal application for each of the Stations.



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                  "Restricted   Investment"  means  any  investment,   by  stock
purchase,  capital  contribution,   loan,  advance,  guaranty  of  indebtedness,
assumption of liability, or otherwise, in any Affiliate, or any other Person if such other Person becomes an Affiliate as a result of such investment, of Borrower.

                  "Restricted Payment" means (a) any payment or distribution made, liability incurred, or other consideration given for the purchase, acquisition, redemption, or retirement of any capital stock of the Borrower, or as a dividend, return of capital, or other payment or distribution of any kind on any capital stock of the Borrower outstanding at any time, or (b) any payment in connection with any loan from a stockholder or Affiliate to the Borrower, or
(c) any payment to purchase, redeem, acquire or retire, or otherwise in respect of, any Indebtedness or any other liability that is subordinate in right of payment to, or is pari passu with, the Loans.

                  "Subsidiary" means any corporation, partnership, joint venture or other legal entity (a) of which Borrower directly or indirectly owns or controls at the time outstanding shares of stock or other equity or ownership interests which have in ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors, or similar governing body of said corporation, partnership, joint venture or other legal entity or otherwise have the legal right to control the management, policies and direction of such corporation, partnership, joint venture or other legal entity or (b) of which shares of stock or other equity or ownership interests of the character described in the foregoing clause (a) are at the time owned or controlled directly or indirectly by Borrower and one or more Subsidiaries as defined in the foregoing clause (a) or by one or more such Subsidiaries.

                  "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, office equipment, plant, inventory, goods and wares of every character (including without limitation all video and audio libraries and archives) and other tangible personal property owned by Borrower, including the property identified and described in Section 4.7 of the Disclosure Schedule and all logs, customer lists, files, lists of advertisers, vendors and suppliers, computer and electronic data processing material programs and programming material, plans, diagrams, blueprints schematics, and books and records relating to the operation of any Owned Station (other than those which are included among the Excluded Assets), filings with the FCC, and executed copies of the Contracts.

                  1.2 List of Other Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

            Terms                                          Section
            -----                                          -------

            Administration                                 Section 4.21
            Advance Loans                                  Section 2.l
            Approved Capital Expenditures                  Section 5.2
            Base Rate                                      Section 2.2 (a)
            CERCLIS                                        Section 4.20(a)
            Closing Date                                   Section 3.1(a)


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            Closing Date  Loan                             Section 2.1
            Closing Date  Notice                           Section 2.4
            Code                                           Section 4.12(j)
            Communications Act                             Section 5.6(a)
            Compensation Arrangement                       Section 4.12(j)
            Employee Plan                                  Section 4.12(J)
            Environmental Orders and Laws                  Section 4.20(a)
            Environmental Permits                          Section 4.20(b)
            ERISA                                          Section 4.12(j)
            FCC                                            Recitals
            LMA Stations                                   Recitals
            Loans                                          Section 2.1
            Multi-employer Plan                            Section 4.12(j)
            Note                                           Section 2.4
            Option Loan                                    Section 2.1
            OSHA                                           Section 4.21
            Owned Stations                                 Recitals
            PCBS                                           Section 4.20(c)
            Stations                                       Recitals

                  Any accounting term not specifically defined in this Section 1 shall have the meaning assigned thereto by generally accepted accounting principles not inconsistent with Borrower's present accounting procedures.

                                   ARTICLE II

                           Amount and Terms of Credit
                           --------------------------

                  2.1 Loans. (a) Subject to the terms and conditions of this Agreement, Lander shall make (i) a loan of Five Million Five Hundred and Fifty Thousand ($5,550,000) Dollars on the closing Date (the "Closing Date Loan") subject to adjustments an provided in the following paragraph; (ii) at the request of Borrower, but in the reasonable discretion of Lander, additional advances not to exceed Five Hundred Thousand ($500,000) for capital and other operating expenditures (including Approved Capital Expenditures) related to the operation of the Stations (the *Advance Loans"); and (iii) upon the closing in connection with the exercise of the Option with the prior written consent of Lander pursuant to Section 5.14 hereof, a loan in the amount of Five Million one Hundred Fifty Thousand Dollars ($5,150,000) as the purchase price in connection with the exercise of the Option, which amount shall be subject to Lender's approval (the "Option Loan", together with the Closing Date loan and the Advance Loans, collectively, the "Loans").

                           (b)   If   following   final    resolution   of   the
determination of the amount of the Working Capital Balance or the Working Capital Deficit, as the case may be, as contemplated by Section 7.1(p), there are changes in the amount of such Working Capital Balance or Working Capital Deficit from that agreed upon by Buyer and Lender as of the


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Closing Date following  receipt of Borrower's  Certificate under Section 7.1(p), the following shall apply:

                                    (i)  If  the  Working   Capital  Balance  is
                           greater, or the Working Capital Deficit is loss, than tho amounts determined as of the Closing Date, a loan in the amount of such difference shall be made to the Borrower;

                                    (ii) If the Working Capital Balance is less,
                           or Working Capital Deficit is greater, than the amounts determined as of the Closing Date, a downward adjustment in the $1,000,000 amount payable by Lender at the consummation of the asset purchase or stock purchase (as the case may be) as contemplated under the Lender's Option, shall be made in an amount equal to the amount of such difference.

                  2.2      Interest.

                           (a) The Loans shall boar  interest at the  applicable
federal rate, as defined in ss.1274(d) of the Code, (the "Base Rate"). If any installment of principal or interest or any other Loan Obligations are not paid when due, all amounts of principal, interest, and other Loan Obligations shall thereafter bear interest until paid at the Default Rate. Interest shall accrue on the outstanding principal balance of each of the Loans from the date of each such Loan and compound annually. Interest shall be computed on the basis of a year having 360 days and actual days elapsed. Interest on the Loans shall be paid on the Maturity Date.

                           (b) The rate of  interest  payable  on the Note  from
time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on the Note is ever reduced an a result of the preceding sentence and any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for on the Note, then the rate provided for on the Note shall be increased to the maximum rate permitted by applicable law for such period as is required so that the total amount of interest received by Lender is that which would have been received by Lender but for the operation of the preceding sentence.

                  2.3 Maturity. Unless Payment is earlier demanded by Lender, the Outstanding Principal amount Of the Loans together with all interest accrued but unpaid thereon, shall be payable on the earlier of (a) July 6, 2000, and (b) the date on which the asset purchase agreement or the stock purchase agreement contemplated under the Lender's Option is terminated or consummated and (c) the date on which the Lender's Option expires and is terminated ("the Maturity Date").

                  2.4 The Note. The Loans shall be evidenced by promissory note in the principal amount of Eleven Million Two Hundred Thousand Dollars ($11,200,000) and payable to Lender, substantially in the form attached hereto as Exhibit-A attached hereto (the "Note").



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                  2.5  Payments.   All  payments  or  prepayments  made  or  due
hereunder or under the Note shall be made, without offset or counterclaim, in immediately available funds to Lender prior to 12:00 noon, St. Louis, Missouri time, on the date when due, at Lender's offices at 1215 Cole Street, St. Louis, Missouri 63106, or at such other place as Lender may designate in writing. Whenever any payment to be made under this Agreement is due on a day that is not a business day, such payment may be made on the next succeeding business day and such extension of time shall in each case be included in the computation of the interest payable on the Note.

                  2.6 Prepayments. Borrower shall not have the right to prepay all or any part of the Loans, plus interest accrued on the amount prepaid without the prior written consent of Lender.

                                   ARTICLE III

                                   The Closing

                  3.1 Time and Place of Closing. (a) Subject to the satisfaction or, to the extent permissible by law, waiver by Lender on the date scheduled for Closing of the closing conditions described in Article VII hereof, the parties hereto shall be obligated to consummate the transactions contemplated hereby at the Closing of this Agreement, which shall take place at 10:00 a.m., eastern time, on the Keymarket Closing Date (the "Closing Date").

                           (b) The  Closing  shall take place at the  offices of
Dow, Lohnes & Albertson, 1235 23rd Street, N.W., Washington, D.C. 20037; O'Melveny & Myers, 153 East 53rd Street, New York, New York 10022; or at such other place as shall be mutually agreed to by Lender and-Borrower.

                                   ARTICLE IV

                    Borrower's Representations and Warranties
                    -----------------------------------------

                  Borrower represents and warrants to Lender as follows:

                  4.1 Organization and Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina and is duly qualified to do business in each jurisdiction where the conduct of the business or operations of the Stations owned or operated by Borrower requires such qualification (which jurisdictions are set forth in Section 4.1 of the Disclosure Schedule). Borrower has the requisite corporate power and authority to own, lease and operate the Assets, to carry on the business of the Stations owned or operated by Borrower as now being conducted and to execute and deliver this Agreement, the Note, each Related Document and the documents contemplated hereby and thereby to which it is a party and to perform and comply with all terms, covenants and conditions to be performed and complied with by Borrower hereunder and thereunder.

                  4.2 Subsidiaries. Borrower does not have any Subsidiary or any other direct or indirect equity interest (by way of stock ownership, partnership interest or otherwise) in any entity or person.

                  4.3 Authorization and Binding Obligation. Borrower has full corporate power and authority to execute, deliver and perform this Agreement, the Note, each Related Document and all documents contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Note, each Related Document and all documents contemplated hereby to which it is a party and the consummation of the transactions contemplated hereby and thereby by Borrower have been duly and validly authorized by all necessary corporate action on the part of Borrower and no further action or approval of any director or shareholder of Borrower or any lender to Borrower is required. This Agreement, the Note and each Related Document has been, and the documents contemplated hereby and thereby to which it is a party will be, duly and validly executed and delivered by Borrower and constitutes (or in the case of documents not yet executed, will be) a legal, valid and binding agreement of Borrower enforceable against Borrower in accordance with its respective term, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

                  4.4      Consents and Approvals; No Violation.

                           (a)  Except  as  set  forth  in  Section  4.4  of the
Disclosure Schedule, there in no requirement applicable to Borrower to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority or third party (i) in connection with or to permit the lawful consummation by Borrower of the borrowings and other transactions contemplated under this Agreement, the Note, any Related Documents and the other transactions contemplated hereby and thereby; or (ii) to maintain the continuing validity and effectiveness of (and to prevent any default under or violation of) any License, FCC License or Contract from and after the date hereof and after consummation of the transactions contemplated hereby.

                           (b) The execution,  delivery and  performance of this
Agreement, the Note and each other Related Document to which Borrower is a party (assuming receipt of any consents set forth in Section 4.4 of the Disclosure Schedule) will not (i) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Borrower, (ii) violate, conflict with or result in a breach or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, agreement lease or other instrument or obligation to which Borrower is a party or by which any of its assets or the Assets or the Owned Stations may be bound, (iii) violate or conflict with any statute, law, rule, regulation, order, writ, injunction or decree applicable to Borrower, or any of its assets or any of the Assets or any of the Owned Stations, (iv) require the consent of any third party or (v) create any claim, liability, mortgagor lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of Borrower's property, or capital stock or other equity capital.

                  4.5 Governmental Authorizations. Section 4.5 of the Disclosure Schedule lists the FCC Licenses and all other Licenses from governmental and regulatory authorities which are required for the lawful conduct of the business and operations of each Owned Station in the manner it is now being conducted. such FCC Licenses and other Licenses constitute all such licenses necessary to conduct the business and operations of the Owned Stations an presently conducted Borrower is the authorized legal holder of the FCC Licenses and all other Licenses listed in Section 4.5 of the Disclosure Schedule and designated as hold by Borrower, None of the FCC licenses or other Licenses in subject to any restriction or condition which would limit the operation of the owned stations as presently operated. Borrower in not a party to any agreement with any community group, governmental authority or other third party restricting programming, employment practices or other aspects of the business or operations of any owned Station. Borrower has delivered to Lender true, correct and complete copies of the Licenses listed in Section 4.5 of the Disclosure Schedule (including any and all amendments and other modifications thereto). The FCC Licenses and all other Licenses listed in Section 4.5 of the Disclosure Schedule are valid for the full term set forth in Section 4.5 of the Disclosure Schedule, are in good standing and are in full force and effect and are not subject to any liens or encumbrances except as set forth in Section 4.5 of the Disclosure
Schedule Borrower has not engaged in any activity which could cause the revocation or suspension of the FCC Licenses or any such other Licenses. Borrower has no reason to believe that anything has occurred since the last renewal of the FCC Licenses that would adversely affect the application for Renewal or the prospects for obtaining the Renewal in the ordinary course of business for full license terms without any adverse new conditions. Borrower is not aware of any action which would adversely affect the interference-free technical service area of any owned station as such service area is presently authorized by the FCC.

                  4.6 Title to and Condition of Real Property. (a) Section 4.6 of the Disclosure Schedule contains a listing of all the Real Property, and the Real Property Constitutes all real property interests of any nature whatsoever necessary to conduct the business or operations of the Owned Stations an now conducted. Borrower has delivered to Lander true, correct and complete copies of all deeds, by which Borrower has received an interest in any of the Real Property, leases, by which Borrower in the losses or lessor of any of the Real Property, title insurance policies, which Borrower has received with respect to any of the Real Property, surveyor which Borrower has received with respect to any of the Real Property, and inspection reports or other instruments or reports, which Borrower has received with respect to any of the Real Property, (including any and all amendments and other modifications of such instruments). All of the Real Property has full practical and insurable legal access to public roads or streets and has all utilities and services necessary for the proper and lawful conduct and operation of each of the Owned Stations as now conducted. All towers, earth receiving dishes and facilities, and other installations equipment and facilities utilized in connection with the Owned Stations (including any related buildings and guy anchors) are maintained, placed and located in accordance with the provisions of all applicable laws, rules, regulations, deeds, easements, restrictions, leases, licenses, permits or other arrangements except to the extent that any failure to so maintain, place or locate such equipment does not materially interfere with and will not affect the present or reasonably expected future use of such equipment or the Real Property and are located entirely on the Real Property either owned or leased by Borrower, Borrower has sole, good, valid, indefeasible and marketable fee simple title, insurable at standard rates by a reputable national title insurer, to all of the fee estates (including the buildings or improvements thereon), listed in Section 4.6 of the Disclosure Schedule and designated as owned by Borrower, free and clear of all liens, mortgages, pledges, covenants, options, rights of first refusal, easements, restrictions, encroachments, leases, charges and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber or other rights or interests, except for (i) liens for real estate taxes not yet due and payable, (ii) liens in favor of Bank of Montreal, as agent, which will be removed prior to or at the Closing, (iii) easements, rights-of-way and restrictions of record, none of which materially interferes with or affects the present or reasonably expected future use or value of such property, and (iv) any other claims, encumbrances, reservations or exclusions which are described in Part 2 of Section 4.6 of the Disclosure Schedule.

                           (b) With respect to each leasehold  interest included
in the Real Property, Borrower is not in default thereunder (nor to the knowledge of Borrower is any other party thereto) and such leasehold interest
(i) is valid, subsisting and in full force and effect; (ii) is not subject to any liens or encumbrances, except in favor of Bank of Montreal, as agent, which will be removed prior to or at the Closing or as set forth in Section 4.6 of the Disclosure Schedule; and (iii) so long an Borrower fulfills its obligations under the lease therefor, Borrower has enforceable rights to nondisturbance and peaceful and quiet enjoyment, and no third party holds any real property interests in the leased promises with the right to foreclose upon or otherwise terminate or materially impair Borrower's leasehold interest in such promises (absent a default by Borrower under the terms of the lease therefor). The rental not forth in each of the leases listed in Section 4.6 of the Disclosure Schedule in the actual rental being paid, and there are no separate agreements or understandings with respect to same. Borrower currently has the full right to exercise any-renewal options contained in any of the leases listed in Section
4.6 of the Disclosure Schedule, on the terms and conditions contained therein and, upon due exercise, currently would be entitled to enjoy the use of each leased promises for the full term of such renewal options. To the best of Borrower's knowledge the leased promises are occupied under a valid and current occupancy permit or the like to the extent required by law; there are no facts known to Borrower which would prevent any leased promises from being occupied after the closing in substantially the same manner as before.

                           (c) All Real  Property  (including  the  improvements
thereon) (i) is in good condition and repair in accordance with normal and customary industry practices (ordinary wear and tear excepted), (ii) is available for immediate use in the conduct of the business or operations of each of the owned Stations, and (iii) complies in all material respects with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction. There are no condemnation proceedings or eminent domain proceedings, lawsuits or legal proceedings of any kind pending or, to the knowledge of Borrower, threatened, in connection with any Real Property. The Real Property and the present us, and condition thereof do not violate any applicable deed restrictions or other covenants, restrictions, agreements, existing site plan approvals, or, in any material respect, any zoning or subdivision regulations or urban redevelopment plans applicable to the Real Property as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of the Real Property, other than those which are transferable with the Real Property, are required by any governmental agency having jurisdiction over the Real Property or their operation. All improvements made by or constructed for Borrower and, to Borrower's knowledge with respect to improvements used by Borrower but not made by it or constructed for it, on the Real Property, were constructed in compliance in all material respects with all applicable Federal, state or other statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such promises. Section 4.6 of the Disclosure Schedule sets forth a true and complete list of all construction, architect, engineering and other agreements, if any, relating to uncompleted construction projects entered into by Borrower in connection with any Real Property Borrower has heretofore delivered to Lender true, correct and complete copies of such construction agreements.

                  4.7 Title to and  Condition  of  Tangible  Personal  Property.
Section 4.7 of the Disclosure Schedule contains a listing of each item of Tangible Personal Property with a value of $2,500 or more. Except with respect to leased property or an set forth in Section 4.7 of the Disclosure Schedule, Borrower owns and has good, valid and indefeasible title to the Tangible Personal Property, free and clear of all liens, mortgages, pledges, and encumbrances, except for liens for taxes not yet due and payable, liens in favor of Bank of Montreal, as agents which will be removed prior to or at the Closing, and any liens set forth in Section 4.7 of the Disclosure Schedule and annotated to indicate that such liens will be removed at or prior to Closing. Borrower has not materially reduced its inventory of usable supplies and supply parts from the quantities normally maintained by Borrower in accordance with its past practices. Except as set forth in Section 4.7 of the Disclosure Schedule, the Tangible Personal Property listed in Section 4.7 of the Disclosure Schedule is in good operating condition and repair in accordance with normal and customary radio industry practices for items of comparable age and use, ordinary wear and tear excepted, and is available for immediate use in the business and operations of the Owned Stations.

                  4.8      Contracts.

                           (a) Section 4.8(a) of the  Disclosure  Schedule lists
all Contracts, except (i) Contracts entered into in the ordinary course of business for the sale or sponsorship of advertising time on any Owned Station, for cash substantially at such owned Station's prevailing rat* in an amount for each such contract not in excess of Fifty Thousand Dollars ($50,000) and with not more than twelve (12) months remaining in any of their terms; and (ii) Contracts (other than Contracts as specified in clause (i) above for the sale or sponsorship of advertising time on any owned Station), entered into in the ordinary course of business and which impose monetary obligations not in excess of Twelve Thousand Dollars ($12,000) individually, and which impose no significant non-monetary obligations on Borrower. Borrower has delivered or made available to Lender true, correct and complete copies of all written Contracts and memoranda of all oral agreements and understandings listed in Section 4.8(a) of the Disclosure Schedule (including any and all amendments and other modifications to the Contracts). Each of the Contracts is in full force and effect and constitutes the legal, valid, binding and legally enforceable obligation of Borrower (and, to the knowledge of Borrower, of the other parties thereto), and Borrower has good, valid and indefeasible title to such Contract, free and clear of any lions or encumbrances except an set forth in Section 4.8(a) of the Disclosure Schedule. Except as set forth in Section 4.8(a) of the Disclosure Scheduler there is not, under any of the Contracts designated in Section 4.8(a) of the Disclosure Schedule, any existing defaults event of default or other event which, with or without due notice or lapse of time or both, would constitute a default or event of default on the part of Borrower or, to the knowledge of Borrower, any other party thereto.

                           (b)  Section  4.8(b)  of  the   Disclosure   Schedule
describes all outstanding commitments or proposals to make capital expenditures, additions, improvements and projects which are not yet completed (whether or not yet begun or in progress), which have been approved by management of any Owned Station and which will or are expected to require payments to third parties.

                  4.9 Intangibles. Section 4.9 of the Disclosure Schedule is a list of all the Intangibles. Borrower has delivered to Lender true, correct and complete copies of all documents establishing or evidencing the Intangibles. Except as disclosed in Section 4.9 of the Disclosure Schedule, Borrower owns, free and clear of all liens and encumbrances, and has good, valid and indefeasible title to, all the Intangibles designated in Section 4.9 of the Disclosure Schedule as being owned by Borrower, and Borrower is not infringing upon or otherwise acting adversely to the right or, to the knowledge of Borrower claimed right, of any person. Except as disclosed in Section 4.9 of the Disclosure Schedule, Borrower is not obligated pursuant to any contract to make any payments by way of royalties, fees or otherwise with respect to any of the Intangibles Borrower has not received any written notice of any claim that it has infringed upon or is in conflict with any Intangibles of any third party, which claim remains outstanding or unresolved an of the date hereof.

                  4.10 Financial Statements. Borrower has heretofore delivered to Lender true and complete copies of the Financial Statements. Except as set forth in Section 4.10 of the Disclosure Schedule, and in the case of those statements ending before year-end subject to customary year-end adjustments and accruals, the Financial Statements are in accordance with the books and records of Borrower, have been prepared in accordance with GAAP consistently applied and present fairly the financial condition, and results of operations of Borrower for the periods and as of the date set forth. Borrower has no material liabilities (fixed, accrued, contingent or otherwise) that have not been disclosed or referred to in the Financial Statements.

                  4.11 Totality of Assets. The Assets include all of the assets or rights, including without limitation, all necessary Real Property, Tangible Personal Property, Contracts, Licenses, FCC Licenses and Intangibles, necessary for the continued operation of the Owned Stations in the same manner as currently operated.

                  4.12     Personnel Information; Employee Benefit Plans.

                           (a)  Borrower  has  heretofore  delivered to Lender a
true and complete list of all persons employed at the Owned Stations, including a description of all compensation arrangements affecting such persons and a description of the basis for their compensation.

                           (b) All of Borrower's Employee Plans and Compensation
Arrangements are listed and described in Section 4.12 of the Disclosure Schedule, and true, correct and complete copies of any such written Employee Plans and Compensation Arrangements (or related insurance policies) have been furnished to Lender, along with copies of any employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements, True, correct and complete descriptions of any unwritten Employee Plans or Compensation Arrangements also are provided in Section. 4.12 of the Disclosure Schedule. Except as disclosed in Section 4.12 of the Disclosure Schedule, Borrower is not a party to and does not have in effect or to become effective after the date of this Agreement any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation sick leave, disability or trust agreement or arrangement.

                           (c) Each Employee Plan and  Compensation  Arrangement
has been administered in compliance with its own term and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws.

                           (d)  Borrower  does  not  contribute  to  and  is not
required to contribute to any Multi-employer Plan with respect to its employees, and neither Borrower nor any other trade or business under common control with Borrower (within the meaning of Sections 414(b), (c), (a) or (o) of the Code) have incurred or reasonably expect to incur any "withdrawal liability," as defined under Section 4201 et seq. of ERISA.


                           (e) At all  times  on or prior  to the  closing,  the
Employee Plans, to the extent such Employee Plans are intended to be tax-qualified, satisfy all coverage and minimum participation requirements if any, imposed on such Employee Plans by the applicable terms of the Code and ERISA.

                           (f)  Borrower  is not aware of the  existence  of any
governmental audit or examination of any Employee Plan or compensation Arrangement or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending or, to the knowledge of Borrower, threatened against any of such plans or arrangements, and Borrower possesses no knowledge of any facts which could give rise to any such action, suit or claim.

                           (g)  Except  as  described  in  Section  4.12  of the
Disclosure Schedule, neither Borrower nor any other trade or business under common control with Borrower (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsor, maintain or contribute to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to former employees of Borrower.

                           (h)  Except  as  described  in  Section  4.12  of the
Disclosure Schedule, with respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an Employee Plants letter; (ii) no liability to the Pension Benefit Guaranty corporation has been or is expected by Borrower or any trade or business under common control with Borrower (within the meaning of Sections 414(b), (c), (a) or (o) of the Code) to be incurred; (iii) no Employee Plan ever has incurred an "accumulated funding deficiency," as such term is defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and otherwise always has fully met the funding standards required under Title I of ERISA and Section 412 of the Code; (iv) no "reportable events" as that term in defined in Section 4043(b)(1) through (8) of ERISA and, to the knowledge of Borrower, Section 4043(b)(9) of ERISA, ever has occurred with respect to any Employee Plan; (v) there are no unfunded liabilities with respect to any Employee Plan, i.e., the actuarial present value of all "benefit liabilities" determined within the meaning of section 401(a)(2) of the Code) under such Employee Plan, whether or not vested, does not exceed the current value of the assets of such Employee Plan; (vi) no prohibited transaction, within the definition of section 4975 of the Code or Title 1. Part 4 of ERISA, has occurred which would subject Borrower to any liability; and (vii) all contributions premiums or payments accrued, in whole or in parts under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by Borrower prior to the Closing, including, but not limited to, contributions thereto with respect to the plan year ending immediately prior to the Closing.

                           (i) Section 4.12 of the Disclosure  Schedule contains
a true, correct and complete list of all qualified beneficiaries, an defined under Section 4980B(g)(1) of the Code as of the effective date of this Agreement (excluding, however, qualified beneficiaries who are in the election period for continuation coverage but who have not yet elected continuation coverage) with respect to Borrower's operation of the owned Stations, There have been no failures to provide continuation coverage as required by Section 4980B(f) of the Code.

                           (j) For  purposes of this  Agreement,  the  following
terms shall have the meaning indicated: (i) "Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Borrower or any entity related to Borrower (under the terms of Section 414(b), (c), (m) or (o) of the
Code) contributes or to which Borrower or any entity related to Borrower (under the terms of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor thereto and any regulations promulgated thereunder;
(iii) "Compensation Arrangement" shall mean any plan or
compensation arrangement other than an Employee Plan, whether written or unwritten which provides to employees, former employees, officers, directors and shareholders of Borrower or any entity related to Borrower (under the terms of
Section 414(b), (c), (m) or (o) of the Code) any compensation or other benefits, whether deferred or not, in excess of bass salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder; and (v) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which Borrower or any entity related to Borrower (under the terms of Section 414(b) or (c) of the Code) contributes or is required to contribute.

                           (k)  Borrower  has  provided  to Lender a copy of all
employment contacts with Owned Station employees, all employee handbooks and employment policies or procedures* Borrower agrees to provide Lender access to all personnel records for any and all Owned Station employees.

                  4.13 Labor Relations. Except as not forth in Section 4.13 of the Disclosure schedule, Borrower is not a party to any collective bargaining agreement. Borrower is in compliance in all material respects and have complied in all material respects with respect to the operations of the Owned Stations with all applicable laws, rules and regulations relating to the employment of labor including, without limitation, those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll-related taxes. Except as set forth in Section 4.13 of the Disclosure Schedule, there are no organizing campaigns, picketing, work stoppages, work slow-downs, work to the rule campaigns, strikes, unfair labor practice charges, arbitrations, lawsuits or other labor disputes, disturbances or other controversies or proceedings pending or to Borrower's knowledge threatened involving Borrower or the employees of any Owned Station or any labor union or other collective bargaining unit claiming to represent any of the employees of any Owned Station or seeking to organize the employees of any Owned Station.

                  4.14 Litigation. Except as set forth in Section 4.14 of the Disclosure Schedule, there is no litigation or material action, proceeding or investigation pending or to Borrower's knowledge threatened against or affecting Borrower or any owned Station in any federal, state or local court, or before any arbitrator or administrative agency (including, without limitation, any proceeding which seeks the forfeiture of, or opposes the renewal of, any of the FCC Licenses or the other Licenses listed in Section 4.5 of the Disclosure Schedule), or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement, the Note or any Related Document or which adversely affects Borrower's ability to perform its obligations under this Agreement, the Note or any other Related Document. Except as set forth in Section 4.14 of the Disclosure schedule, neither Borrower nor any Owned Station nor any of the Assets is subject to any Judgment, write, order, injunction, award or decree by any court, arbitrator or governmental authority, including any administrative agency.

                  4.15 Reports. All material returns, reports and statements currently required to be filed by Borrower with the FCC and any other governmental agency relating to the operations of any Owned Station have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with in all material respects. All of such reports, returns and statements are complete and correct in all material respects as filed. All documents required by the FCC to be maintained in Borrower's public file (as defined by the rules of the FCC) are contained therein.

                  4.16 Taxes. Borrower has filed, or caused to be filed, all federal, state and local tax returns which are required to be filed in connection with its ownership interest in and operation of the Owned Stations owned by Borrower, Except as set forth in Section 4.16 of the Disclosure Schedule, Borrower has paid, or made provisions for the payment of, (i) all taxes (including interest and penalties) shown due on such returns for the periods covered thereby, except such accrued and unpaid taxes for which appropriate accruals are reflected in the Financial Statements and (ii) all tax deficiencies (including interest and penalties) assessed as a result of any examination of tax returns of Borrower by federal, state or local tax authorities. Borrower is not delinquent in the payment of and there are no claims pending for the payment of, any tax (including interest and penalties) of any nature whatsoever that could impose transferee liability upon Lender.

                  4.17 Compliance with Laws. Except as set forth in Section 4.17 of the Disclosure Schedule, the operations of each Owned Station have been and are in compliance in all material respects with all FCC Licenses and any other material Licenses and all applicable laws, regulations and other requirements of all federal, state and local governmental authorities having jurisdiction over such Owned Station and its operations.

                  4.18  Absence  of  Certain  Changes.  Except  an set  forth in
Section 4.18 of the Disclosure Schedule, since September 30, 1994, (a) to the date hereof, no Owned Station has suffered a Material Adverse Change and (b) each Owned Station has been operated in the ordinary course and consistent with past practices and neither Borrower nor the Owned Stations have:

                           (i) incurred  any  obligation  or  liability  (fixed,
accrued, contingent or otherwise) except normal trade or business obligations and liabilities incurred in the ordinary course of business, none of which is materially adverse;

                           (ii)  mortgaged,  pledged or  subjected  to any other
lien any of the Assets, tangible or intangible otherwise than in the ordinary course of business;

                           (iii)   sold,   assigned,   transferred,   leased  or
otherwise disposed of or agreed to sell, assigns transfer, lease or otherwise dispose of any of the Assets, tangible or intangible, except for a fair consideration in the ordinary course of business, or acquired or leased any assets or properties except for a fair consideration in the ordinary course of business;

                           (iv) cancelled or compromised  any claim or liability
other than in the ordinary course of business;

                           (v)  except  as  shown on the  Financial  Statements,
waived or released any rights of value or modified any material agreement, whether or not in the ordinary course of business;

                           (vi)  transferred  or granted  any  rights  under any
lease,  licenses,   agreements,   trademarks,  trade  names,  service  marks  or
otherwise;

                           (vii)   entered   into  or  renewed  any   employment
contracts or compensation agreements or made, agreed to make or announced any change in employment policies or procedures, wages, compensation or employee benefits for any Owned Station employee, except as may be required by an existing employments agreement, as required by law, or as otherwise expressly provided herein;

                           (viii)  suffered  any  material  casualty  losses  or
damages (whether or not any such loss or damage shall have been covered by insurance);

                           (ix) terminated,  discontinued, closed or disposed of
any plant, facility or business operation;

                           (x) revalued any of the Assets  (whether  tangible or
intangible) or changed any of its accounting records or practices or changed its depreciation or amortization policies or rates;

                           (xi) made, or forgiven,  any loans or advances to any
person, other than for travels customer entertainment or business promotion not in excess of $5,000 to any one person; or

                           (xii)  entered  into any  agreement  to do any of the
foregoing.

                  4.19 Transactions with Affiliates. Except for Kerby E. Confer, Keymarket Consultants, Inc. and as disclosed in Section 4.19 of the Disclosure Scheduler Borrower in not now, a party, directly or indirectly, to any contract, lease, arrangement or transaction whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with any Affiliate of Borrower, or any officer, director, employee, proprietor, shareholder or any "associate of Borrower (as the term "associate" is defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended).

                  4.20     Environmental Matters.
                           ---------------------

                           (a)  Borrower  is not in  violation  of,  and  has no
liability or obligation under, any applicable order, judgment, injunction, award, decree or writ or any applicable law, statute, code, ordinance, regulation or other requirement of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, regulatory authority or instrumentality of any such government or political subdivision, or any court or arbitrator relating to pollution or protection of health, public welfare or the environment ("Environmental Orders and Laws"), including, without limitation, Environmental Orders and Laws relating to Releases, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. There are no claims, actions, suits, proceedings, investigations or inquiries pending or, to the knowledge of Borrower threatened, and there are no judgments, orders, writs, or decrees entered against Borrower or relating to or affecting any Owned Station by or before any federal, state or other court or governmental authority or agency concerning any Environmental Orders and Laws. None of the Owned Stations or Borrower has received written notice from the United states Environmental Protection Agency or any other governmental authority that it is or may be considered to be a potentially responsible party under any Environmental Orders and Laws with respect to any site that is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Act Information System ("CERCLIS") data base or a similar state, provincial, regional territorial, municipal, local or foreign law list. None of the Owned Stations or Borrower has received any written notice from any governmental authority of any condition on any property where any Owned Station or Borrower has caused Hazardous Materials to be disposed of which would require any remedial action or removal action, as such terms are defined in Environmental Orders and Laws.

                           (b) No lion  has  been  attached  to (or  is,  to the
knowledge of Borrower, threatened to be attached to) any real or personal property owned or leased by Borrower or relating to any Owned Station pursuant to any Environmental Orders and Laws. There has been no treatment, storage or Release of any Hazardous material by any Person on any property owned, operated, or leased by Borrower or, relating to any Owned Station at any time in any manner that could reasonably be expected to lead to a material liability. There are no sites, locations or operations at which there are currently being undertaken, or have completed, any remedial or response action relating to any Release of any Hazardous Material, as required by Environmental Orders and Laws. Borrower has obtained, and is in compliance in all material respects with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Orders and Laws ("Environmental Permits"), True, correct and complete copies of all Environmental Permits have been provided to Lender.

                           (c)  Except  as  disclosed  in  Section  4.20  of the
Disclosure Scheduler all of the property owned or leased by Borrower is free of contamination from any Hazardous Materials, and no discharge, spillage, uncontrolled loss, seepage or filtration of Hazardous Materials has occurred at, upon, under or within any property owned or leased by Borrower or at, upon, under or within any contiguous real estate. Any Hazardous Materials removed for disposal from the facilities used by Borrower was and is documented, transported and disposed of in compliance in all material respects with all applicable Environmental orders and Laws. Except as described in Section 4.20 of the Disclosure Schedule, none of the property owned or leased by Borrower now contains, or to the knowledge of Borrower, in the past has contained, any underground or above ground tanks for the storage of Hazardous Materials. Any underground storage tanks and/or solid waste disposal facilities owned by Borrower are used in compliance in all material respects with Environmental orders and Laws. There are-no polychlorinated biphonyls ("PCBs") in any facilities (as defined under Environmental Orders and Laws) on, about, under or within such properties and there is no friable asbestos at, on, about, under or within such properties.

                  4.21 OSHA Matters. Each Owned Station and Borrower is in compliance in all material respects with the requirements of the occupational Safety and Health Act and the regulations promulgated thereunder and any similar laws or regulations of any state or local jurisdiction ("OSHA"). None of the Owned Stations or Borrower has received any citation from the occupational Safety and Health Administration or any comparable administration of any state or local jurisdiction (an "Administration") or any Administration inspector getting forth any respect in which the facilities or operations of such Owned Station or Borrower are not in compliance with OSHA, or the regulations under such act, which non-compliance has not been corrected or remedied to the satisfaction of such Administration or inspector. Borrower has heretofore furnished to Lender copies of all citations heretofore issued to any Owned Station or Borrower and relating to any Owned Station under OSHA and copies of all correspondence from and to such Administration and any Administration inspectors during the past three years.

                  4.22 Insurance. Section 4.22 of the Disclosure Schedule lists all insurance policies of Borrower which relate to the ownership of the Owned Stations. All of such policies are in full force and effect and Borrower is not in default in any material respect thereunder.

                  4.23 LMA and Option. (a) Borrower has delivered to Lender true, correct and complete copies of the LMA and Option (including any and all amendments and other modifications thereto). Each of the LMA and Option is in full force and effect and constitutes the legal, valid, binding and legally enforceable obligation of Borrower (and, to the knowledge of Borrower, of the other parties thereto), and Borrower has good, valid and indefeasible title to the INA and Option, free and clear of any liens or encumbrances except as set forth in section 4.23(a) of the Disclosure Schedule. Except as set forth in
Section 4.23(a) of the Disclosure Schedule, there is not, under the LMA or Option, any existing default, event of default or other event which, with or without due notice or laps of time or both, would constitute a default or event of default on the part of Borrower or, to the knowledge of Borrower, any other party thereto. The Option constitutes the only option hold by Borrower for the purchase of any radio station and the LMA constitutes the only time brokerage agreement (including sales and marketing agreements with respect to any radio station. Each of the INA and Option has been and is in compliance in all material respects with all licenses, permits, and other authorizations issued by the FCC or any other federal, state, or local governmental authority to any LMA Owner which are used or useful in the business and operations of any LMA Station, and all applicable laws, regulations and other requests of all federal, state and local governmental authorities having jurisdiction over the LMA Station related thereto and its operations; and

                           (b) Each of the  representations set forth in Article
IV hereof with respect to Borrower and the Owned Stations are hereby made, to the knowledge of Borrower with respect to the LMA owners and the LMA Stations and are hereby incorporated herein, and each defined tern included therein shall be deemed modified such that the definitions of each such term applies to the LMA Owners and the LMA Stations. Set forth an Section
4.23 of the Disclosure Schedule is all of the analogous information to the extent reasonably available to Borrower relating to the LMA Owners, Borrower, as operator of the INA Stations, and LMA Stations that is set forth in Sections 4.1 through 4.22 of the Disclosure Schedules with respect to Borrower and Owned Stations.

                  4.24 No Commitment of Borrower. No part of any of the Owned Stations or the Assets is directly or indirectly subject in any manner to any oral or written commitment or any arrangement for the sale, transfer, assignment or disposition thereof, in whole or in part.

                           4.25  Defaults.  No  Possible  Default  or  Event  of
Default exists hereunder or will exist after giving effect to the making of the Loans.

                  4.26 Liabilities. Borrower has no Liability of any nature, whether due or to become due, absolute, contingent, or otherwise, including Liabilities for taxes and any interest or penalties relating thereto, except for Liabilities permitted pursuant to Section 6.2 of this Agreement. Borrower does not know, nor does it have reason to know, of any basis for the assertion against Borrower of any other Liability,

                  4.27 Accounts. Each material account (as that term is defined in the Uniform Commercial Code) as shown on Borrower's books and records, whether currently existing or hereafter arising, is or will be genuine and in all respects is or will be what it purports to be, subject to a reasonable allowance for doubtful accounts consistent with industry practice. The whole of the balance indicated as being unpaid and owing with respect to each such account on the books of Borrowers in, and shall be, unpaid and owing.

                  4.28 No Other Names. Borrower has not conducted business under any name other than the name in which it executed this Agreement.

                  4.29 Material Restrictions. Borrower in not a party to any agreement or other instrument and is not subject to any other restriction that materially and adversely affects its business, property, assets, operations, or condition, financial or otherwise.

                  4.30 Stock of Borrower. The authorized capital stock of Borrower consists of 100,000 shares of Common Stock, par value $1.00 per share, 1,000 shares of which are issued and outstanding and none of which are hold as treasury stock. Confer has good, valid and marketable title to all shares of capital stock of Borrower, free and clear of all Liens, except Permitted Liens. All of the shares of capital stock of Borrower are duly authorized, validly issued, fully-paid, nonassessable and free of any preemptive rights, duties or other governmental charges and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no shares of capital stock of Borrower reserved for issuance.

                  4.31 Options, Warrants, Rights. Borrower has no outstanding securities convertible into or evidencing the right to purchase shares or subscribe for any of its capital stock nor does it have any outstanding or authorized subscriptions options (including inactive and non-qualified stock options), warrants, calls, rights, commitments or any other agreements or arrangements preemptive or contractual obligating it to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock or any other similar arrangements. There are no agreements, understandings or arrangements with respect to the dividend rights, voting, sale or transfer of shares of the capital stock of Borrower. There are no irrevocable proxies executed by confer and no existing rights of Confer to require Borrower to register any securities of Borrower or to participate with Borrower in any registration by Borrower of its securities.

                  4.32 Disclosure. No representation or warranty contained in this Agreement, in the Disclosure Schedule or any other Related Document to which Borrower is a party, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

                  Borrower agrees that so long as this Agreement remains in effect or any of the Loan Obligations remain unpaid, Borrower will perform and observe each of the following provisions, unless Lender expressly permits in writing the nonperformance or nonobservance of such provision.

                  5.1 Conduct of Business of the Stations. Subject to other provisions of this Agreement, Borrower will conduct the business and operations of each Station according to the ordinary and usual course of business consistent with past practices.

                  5.2 Maintenance of Assets, Records and Inventory. Borrower will maintain the Assets or replacements thereof in good operating condition and repair, ordinary wear and tear excepted. Borrower will keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of Borrower, Borrower will maintain levels of inventory and spare parts consistent with past practices and will continue to make operating, promotional and marketing expenditures in the ordinary course of business consistent with past practices. From and after March 28, 1995, the Borrower shall not be obligated to make capital expenditures (other than such expenditures necessary for the maintenance of the normal and customary operations of the Stations, which shall be made in the ordinary course of business) except if such capital expenditures are approved by Lender ("Approved Capital Expenditures"); provided that any equipment ordered prior to March 28, 1995 in connection with $41,500 of WSPA-AM leasehold improvements and a $75,000 STL expenditure for the WSPA-FM studio move shall be purchased by Borrower in accordance with such orders.

                  5.3 Access to Information. Borrower will give Lender and its authorized representatives reasonable access during normal business hours to the Assets and to the books and records relating thereto, and will furnish or cause to be furnished to Lender and their authorized representatives all information relating to the stations, as Lender may from time to time reasonably request; provided, however, that the rights of Lender under this Section 5.3 shall not be exercised in any manner that would interfere unreasonably with the operation of the Stations. Borrower will use reasonable efforts to obtain, and to provide to Lender, any information relating to the LMA Stations and LMA Owners (including such information to be disclosed on Section 4.23 of the Disclosure Schedule) to the extent such information is not reasonably available to Borrower on the date of such execution of this Agreement.

                  5.4 Financial and Other Information. Borrower will, unless Lender shall otherwise consent in writing, furnish to Lender:

                           (a)  Monthly   Financial   Statements.   As  soon  as
available and in any event within thirty (30) days after the close of each month, an unaudited statement of income and expense of the Stations, all prepared in accordance with generally accepted accounting principles consistently applied and fairly presenting the financial condition and results of operations of the Stations as of the dates and for the period indicated;

                           (b) Annual Financial Statements. As soon as available
and in any event within ninety (90) days after the end of each fiscal year of Borrower, a balance sheet of the Stations of the end of such fiscal year, and a statement of income and retained earnings of the Stations for such fiscal year, and a statement of change in financial position of the Stations for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with generally accepted accounting principles consistently applied and as to the consolidated statements and certified by the chief financial officer of Borrower or, if requested by Lender, accompanied by an opinion thereon acceptable to Lender by KPMG Peat Marwick or other independent accounts selected by Borrower and acceptable to Lender.

                           (c)  Accountant's  Reports.   Promptly  upon  receipt
thereof, copies of any reports submitted to Borrower by independent certified public accountants in connection with examination of the financial statements of Borrower made by such accountants.

                           (d)  Information  Related  to ERISA.  Borrower  shall
administer  each Employee Plan and  compensation  Arrangement  listed in Section
4.12 of the Disclosure Schedule in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which Borrower files with or receives from the U.S. Department of Labor; and as soon as possible and in any event within thirty (30) days after Borrower knows or has reason to know that any Prohibited Transaction (as defined in ERISA) has occurred with respect to any Employee Plan, Borrower will deliver to Lender a certificate of the chief financial officer of

Borrower setting forth details as to such Prohibited Transaction and the action Borrower proposes to take with respect thereto.

                           (e)  Accountant's  Certificate  Regarding  Events  of
Default. Simultaneously with the delivery of the annual financial statements referred to in Section 5.4(b), if requested by Lender, a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes an Event of Default or which, with the giving of notice or lapse of time or both, would constitute an Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

                           (f) Other  Information.  Borrower  shall  furnish  to
Lender any and all other information prepared by Borrower concerning the condition or operations, financial or otherwise, of the Stations that Lender may reasonably request.

                  5.5      Notices of Default or Breach.

                           Borrower will give prompt notice to Lender of (i) any
notice to Lender of (i) any notice of, or other communication relating to, any default by Borrower or any LMA Owner under any instrument or agreement to which Borrower is a party or by which Borrower, any Station or the Assets are bound and (ii) any notice or other communications from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                  5.6      FCC Matters.

                           (a) Borrower  will operate each Station in conformity
in all material respects with the FCC Licenses, the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC and other applicable laws, rules and regulations, and maintain the FCC Licenses in full force and effect. Borrower shall file in a timely manner all reports, replies and submissions required to be filed with the FCC or any other governmental agency, department or body in respect of each of the Owned Stations (including all FCC regulatory fee filings, with payment in full of all fees due); all such documents will be complete and correct in all material respects.

                           (b) On or before August 1, 1995,  Borrower shall file
with the FCC an application for renewal of the FCC Licensee for the Owned Stations with the filing fee applicable thereto. Borrower shall thereafter prosecute such license renewal application with all reasonable diligence and otherwise use vigorous efforts to obtain the Renewal as expeditiously as possible and without any adverse new conditions. If reconsideration, review or judicial review is sought with respect to the Renewal, Borrower shall oppose such efforts for reconsideration review or judicial review vigorously. Borrowers shall monitor actions of the LMA Owners with respect to each of the actions set forth in this Section 5.6(b) with respect to the LMA Stations and shall use its reasonable efforts to the extent it is permitted by applicable agreements to ensure that the LMA Owners take each of the actions required of Borrower set forth in this Section 5.6(b).

                           (c)  If  any  provision  of  this  Agreement  or  the
application thereof to any person or circumstance shall be contrary to the rules and regulations of the FCC to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is contrary to the rules and regulations of the FCC, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible. Lender shall not, directly or indirectly, control, supervise or direct, or attempt to control, supervise or direct, the operation of the Stations; such operation, including complete control and supervision of all of each Station's programs, employees and policies, shall be the sole responsibility of Borrowers. Nothing in this paragraph shall affect the covenants set forth in Sections 5.1 and 6.1 hereof.

                  5.7      Maintenance of Insurance.

                           (a) Borrower shall keep all of its material  property
and material equipment continuously insured in amounts not less their replacement an in a manner so as to avoid the application of any co-insurance clause, insuring such properties against such risks, including fire, lighting, flood, vandalism, malicious mischief and such perils as are at any time comprehended within the term "all risk coverages."

                           (b) Borrower shall further maintain in full force and
effect comprehensive general accident and public liability insurance against claim for personal injury, death, or property damage occurring upon, in, about or in connection with the use or operation of any properties or motor vehicles owned, occupied, controlled, or used by it, or its employees or agents, or arising in any other manner out of the business conducted by Borrower.

                           (c) All of the insurance  specified in paragraphs (a)
and (b) above shall be in amounts approved from time to time by Lender and shall be obtained and maintained by means of policies issued by generally recognized, financially sound insurance companies. The insurance to be provided may consist of blanket policies. Borrower shall deposit with Lender upon request certificates or other evidence satisfactory to Lender that the insurance required hereby had been obtained and is in full force and effect and, fifteen days prior to the expiration of any such insurance, Borrower shall furnish Lender upon request with evidence satisfactory to Lender that such insurance has been renewed or replaced. At the request of Lender, Borrower shall consolidate all of its insurance Policies with Lender's insurance policies.

                           (d) All proceeds of  insurance  payable in respect of
damage or destruction to any of Borrower's property shall (1) if no Event of Default or Possible Default then exists, be paid to Borrower to be used solely for repair or replacement of the property so damaged or (2) if an Event of Default or Possible Default then exists, be applied, in Lenders discretion, against Lender Debt then outstanding, whether or not then due and payable.

                  5.8 Money Obligations. Borrower shall pay in full when due all taxes, assessments, and governmental charges and levies for which it may be or become liable or to which any or all of its properties may be or become subject and all of its other obligations calling for the payment of money (except in each such case only those so long as and to the extent that the same shall be diligently contested in good faith by appropriate and timely proceedings and for which Borrower has established adequate reserves) in accordance with normal business practices and with the terms governing the same.

                  5.9 Notice. Borrower shall promptly notify Lender (a) whenever any Event of Default or Possible Default may occur hereunder or any representation or warranty made in this Agreement or in any Related Document may for any reason cease in any material respect to be true and complete, (b) whenever any action, suit or proceeding is commenced by or against Borrower which, if successful, might materially and adversely affect Borrower or its ability to perform its obligations hereunder, and (c) whenever any material adverse change occurs in the assets or proportion of Borrowers.

                  5.10 Continued Existence; Compliance with Law. Borrower shall preserve, renew, and keep in full force and effect (i) its existence and good standing as a corporation in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required and (ii) its material rights, certificates, permits and Licenses, and Borrower shall comply in all material respects with all FCC Licenses and any other material Licenses and all applicable laws, regulations, and other requirements of all federal, state and local governmental authorities having jurisdiction over the Owned Stations and their operations. Without limiting the generality of the foregoing, Borrower shall maintain and preserve in full force and effect, and shall not breach or violate, its Licenses and Contracts if such breach or violation might materially and adversely affect Borrower or its ability to perform its obligations hereunder.

                  5.11  Title  to  Property.  All  property,   whether  real  or
personal, of Borrower shall be held in the name of Borrower or such Subsidiary, except for such property which is rented or leased.

                  5.12 Conduct of Business. Borrower will continue to engage in an efficient and economical manner in a business of the same general type as now conducted by it.*

                  5.13 Consents. Borrower will cooperate with Lender to obtain from any contracting party with whom Borrower has a contract or agreement, including without limitation, if requested by Lender, the Contracts, the LMA or the Option, a consent to the grant by Borrower of a security interest in such contract or agreement to Lender and Buyer's Lenders.

                  5.14 Option. Borrower will exercise the Option at the earliest possible date under the terms of the Option; provided, however, that Borrower will give Lender written notice prior to exercising the Option and will refrain from exercising the Option for so long as Lender objects to the exercise of the Option by Borrower.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

                  Borrower agrees that so long as this Agreement remains in effect or any of the Loan Obligations remain unpaid, Borrower shall not directly or indirectly take any of the actions set out in this Section 6 nor permit any of the conditions set out herein to occur without the prior written consent of Lender.

                  6.1 Conduct of Business of the Stations. Without limiting the generality of Section 5.1 above, Borrower, unless otherwise consented to in writing by Lender:

                           (a) will not  enter  into or renew  any  transaction,
contract or commitment (including, without limitation, trade or barter agreements) that involve a value of more than $5,000, individually, or $25,000 in the aggregate for Borrower, except for time sales agreements for cash entered into in the ordinary course of business at such Station's prevailing rates for a term not to exceed one year;

                           (b) (i) will not sell, assign,  transfer or otherwise
dispose of any Assets, except in connection with the acquisition of equivalent replacement property; (ii) will not permit a sale, exchange, transfer or other disposition of the stock or partnership interests (or any portion thereof) of Borrower; and (iii) will not solicit or entertain any discussions with respect to the foregoing;

                           (c) will not increase the compensation payable, or to
become payable, to any employee of any Station by more than 5% for any subsequent term, except as required by existing written agreements that have been disclosed to Lender in writing;

                           (d) will not (i)  modify,  amend,  renew,  change  or
terminate in any respect any contract, including any existing license, lease, contract or other similar document relating to any Station in any manner that night have the effect of materially and adversely (a) affecting its financial condition, (b) affecting the rights of Lender, or (c) decreasing the value of the collateral securing the Loans; or (ii) undertake any borrowing from third parties of any nature whatsoever relating to any Station;

                           (e) will not  enter  into any  collective  bargaining
agreement covering any employees, through negotiations or otherwise, or make any commitment or incur any liability to any labor organization with respect to any employees; and

                           (f) will not  purchase or enter into any  contract to
purchase (a) the stock of any company; (b) the assets of any company purchased as part of the acquisition of a business except in connection with any permitted exercise of the Option; or (c) any other acquisition of assets involving in any single transaction more than $10,000.

                  6.2 Indebtedness and Liabilities. Borrower shall not incur, create, assume, or permit to exist any Indebtedness or Liabilities, except:

                           (a)  Indebtedness  arising  hereunder  or  any  other
Indebtedness owed to Lender;

                           (b)  unsecured  trade  accounts   payable  and  other
unsecured current Liabilities incurred and paid in the ordinary course of business;

                           (c) liabilities for taxes, assessments,  governmental
charges, liens, or similar claims to the extent that payment thereof shall not be required to be made by the provisions hereof;

                           (d)  any  transfer  of a check  or  other  medium  of
payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business; and

                           (e)   Liabilities   or   Indebtedness   incurred   in
connection with Permitted Liens.

                  6.3 Guaranties. Borrower shall not pledge its credit or property in any manner, or otherwise become responsible, for the payment or other performance of the indebtedness, contract, or other obligation of another Person and shall not act as a guarantor (whether of payment or of collection), surety, co-maker, endorser, or agree conditionally or otherwise to make any purchase, loan, or investment in order thereby to enable another Person to prevent or correct a default of any kind, except in connection with endorsements of negotiable instruments for collection in the ordinary course of business.

                  6.4 Notes, Accounts Receivable, and Claims. Borrower shall not sell, discount, or otherwise dispose of any note or account receivable, with or without recourse, except for collection in the ordinary course of business; fail to assert timely any claim, cause of action, or contract right that it possesses against any third party; nor agree to settle or compromise any such claim, cause of action, or contract right except for settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business.

                  6.5 Amendment of Governing Documents. Borrower shall not amend or modify its Articles of Incorporation or Bylaws unless required by law.

                  6.6 Issuance and Sale of Equity  Interest.  Borrower shall not
(a) issue or sell any capital stock or other equity interest or securities convertible into or exercisable for any of its capital stock or other equity interest; (b) permit the transfer of any of its capital stock or other equity interest; (c) make any direct or indirect redemption purchase or other acquisition of any of its capital stock; (d) issue any shares of its capital stock or any other securities, effect any stock split or otherwise change its capitalization as it exists on the date hereof; or (e) grant, confer or award any options, warrants, conversion rights or other rights to acquire any shares of its capital stock.

                  6.7 Mergers and Consolidations. Borrower shall not be a party to any consolidation, merger, recapitalization, or other form of reorganization, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person.

                  6.8 Liens. Borrower shall not (a) acquire any property outside the ordinary course of business that is subject to any inventory consignment, lease, land contract, or other title retention contract except as otherwise expressly permitted herein, or (b) suffer or permit any of the Assets (whether now owned or hereafter acquired) to be or become encumbered by any mortgage, security interest, pledge, financing statement, or lien of any kind or nature, other than Permitted Liens.

                  6.9 Restricted Payments and Restricted Investments. Borrower shall not make any Restricted Payments or Restricted Investments.

                  6.10 Transactions with Affiliates. Borrower shall not enter into any transaction with any Affiliate, unless such transaction is on terms which are no less favorable than those reasonably obtainable by Borrower in a comparable arms'-length transaction with a Person that is not an Affiliate.

                  6.11 ERISA. Borrower shall not create, become a party to, incur any liability to or in respect of, or agree or incur any obligation to contribute to, any Employee Plan other than Employee Plans listed on Section
4.12 of the Disclosure Schedule.

                  6.12 Accounting Matters. Borrower shall not change its fiscal year or accounting basis.

                  6.13 Change of Name. Borrower shall not change its name nor use any trade name other than its true corporate name, without the prior written consent of Lender.

                                   ARTICLE VII

                               Closing Conditions
                               ------------------

                  7.1 Conditions to the Obligations of Lander to Effect the Transactions Contemplated Hereby. The obligations of Lander to make the Closing Date Loan shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by
Lender:

                           (a) Borrower  shall, in all material  respects,  have
performed and complied with all covenants and agreements contained in this Agreement required to be performed or complied with by Borrower at or prior to the closing Date, and all of the representations and warranties of Borrower set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date as though made at and as of such Closing Date, except for any representation or warranty that is stated as of a specified earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such date. Lender shall have received a certificate to the effect set forth in the preceding sentence signed on behalf of Borrower by an executive officer authorized on behalf of Borrower, which certificate shall be given by such officers after due inquiry, but without personal liability.

                           (b) Borrower  shall have  executed and  delivered the
Note.

                           (c) Borrower  shall have  executed  and  delivered to
Lender security agreements mortgages and other Related Documents in form and substance satisfactory to Lender pursuant to which Borrower grants to Lender a duly perfected first priority lion on all of the Assets, including real, personal and mixed property of Borrower, now owned and hereafter acquired which Lender has heretofore requested or may request, and Borrower shall have caused Confer to have executed and delivered to Lender pledge agreements and other Related Documents in form and substance satisfactory to Lender pursuant to which Confer grants to Lender a duly perfected first priority lion on all of the capital stock of Borrower.

                           (d) Lender and Lender's  lenders  shall have received
opinions addressed to Lender and its lenders in form and substance reasonably satisfactory to Lender and its lenders.

                           (e) Lender shall have received from Borrower  copies,
certified by an executive officer of Borrower of resolutions adopted on behalf of Borrower authorizing the execution, delivery and performance of this Agreement, the Note the Related Documents and all instruments and documents to be delivered in connection herewith and therewith and the transactions contemplated hereby and thereby.

                           (f) Borrower shall have delivered to Lender certified
copies of (a) the Articles of Incorporation of Borrower, certified by the Secretary of State of the state of its incorporation as of the most recent date practicable; (b) the Bylaws of Borrower, certified by the secretary of Borrower; and (c) a certificate of the secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement, the Note and the other Related Documents, together with the true signatures of such officers.

                           (g) No  litigation,  action  or  proceeding  shall be
pending or threatened before any court, administration or other governmental agency or arbitrator which (i) challenges or seeks to restrain or prohibit the condition of the Transactions contemplated hereby; (ii) seeks to obtain from Lender or any of its affiliates any material damages as a result of the transactions contemplated hereby; (iii) may result in the revocation, cancellation, suspension forfeiture, modification, or impairment of any of the FCC Licenses; or (iv) is otherwise reasonably likely to result in or have a Material Adverse Change on any Station or on Lender.

                           (h) Since the date of this Agreement  there shall not
have been any Material Adverse Change in Borrower; provided that a change, effect or development shall not be doomed a Material Adverse Change hereunder, if such change, effect or development is primarily the result of general economic conditions or matters affecting the radio broadcasting industry generally.

                           (i) Lender shall have received the audited statements
of income and expense and cash flows for Borrower for the year ended December 31, 1994 and audited balance shoots of Borrower for the year ended December 31, 1994.

                           (j)  Borrower  shall have  delivered  to Lender  such
other certificates, opinions, agreements and documents, in form and substance satisfactory to Lender, an Lender reasonably may request.

                           (k)  Borrower  shall  have  delivered  a  certificate
signed on behalf of Borrower by an executive officer authorized on behalf of Borrower setting forth a schedule of insurance with respect to each of the insurance policies required pursuant to Section 5.7 hereof, and Lender shall be satisfied with the nature and scope of the insurance policies and each such insurance policy shall have Lender as loss payee for amounts in excess of an amount reasonably requested by Lender.

                           (1)  The  Assets  shall  be  free  and  clear  of any
liabilities, liens, security interests or encumbrances other than Permitted Liens and liens created under the Related Documents in favor of Lender.

                           (m)  If  available  following  Borrower's  reasonable
efforts to obtain them, Borrower shall deliver an executed Landlord Estoppel Certificate, substantially in the form annexed hereto as Exhibit B-l for each leased tower, office and studio site of each Owned Station and a Non-Disturbance Agreement, substantially in the form of Exhibit B-2 for the leased properties identified with an asterisk in Section 4.6 of the Disclosure Schedule.

                           (n)  Lender  shall  have   received   copies  of  the
information described in subsections 5.4(a) for the most recent period ended on or prior to the closing Date, and all such information shall be in form and substance reasonably satisfactory to Lenders.

                           (o)  The  closing   under  the   Keymarket   Purchase
Agreement shall have occurred.

                           (p) At the Closing,  Borrower shall deliver to Lender
a certificate of an authorized officer of Borrower setting forth the "Working Capital Balance* (as hereinafter defined) or "Working Capital Deficit" (as hereinafter defined) as the case may be* As used herein, the term "Working Capital Balance" shall mean the amount, if any, by which *Current Assets" exceed "Current Liabilities", and the term "Working Capital Deficit" shall mean the amount, if any, by which "Current Liabilities" exceed "Current Assets"* As used herein, (A) the term "Current Liabilities" shall mean the sum, as of 12:01 a.m. on the Closing Date, with respect to the Borrower of (i) trade accounts payable, (ii) accrued expenses and
(iii) other current liabilities of the Seller, excluding (x) the current portion of the indebtedness under this Loan Agreement or any long-term indebtedness of the Seller that is being discharged at the Closing, and, interest thereon, (y) accrued sick pay and accrued vacation pay of employees of Seller, except for employees fitting within the categories set forth in Exhibit L to the Keymarket, Purchase Agreement and (B) the term "Current Assets" shall mean the sun, as of 12:01 a.m. on the Closing Date, with respect to the Borrower, of (i) accounts receivable (net of a bad debt reserve of 5 % of the face amount of such accounts receivable) and (ii) prepaid expenses and other current assets of Seller except
(x) prepaid expenses relating to insurance and other contracts of Seller of the type not being assumed under the Keymarket Purchase Agreement, (y) inventory and
(z) that portion of prepaid expenses with respect to which revenue already has been received. For purposes hereof, accrued sick pay and accrued vacation pay shall have the same meaning as provided for such terms in Section 2.6 of the Keymarket Purchase Agreement. Except as otherwise expressly provided for herein, Current Assets and Current Liabilities shall be determined in accordance with generally accepted accounting principles consistently applied. Lender shall have a period of ninety (90) days after Closing to submit any changes to such certificate. If the Borrower and Lender do not agree on such changes to the certificate, any dispute will be resolved in accordance with the procedures set forth in Section 2.6 of the Keymarket Purchase Agreement.

                                  ARTICLE VIII

                                Events of Default
                                -----------------

                  8.1 Payments. If the principal or any installment of interest due under the Note shall not be paid in full when due or if any other Loan Obligations (other than any installment of principal or interest) due hereunder shall not be paid in full within ton days of the date when due.

                  8.2 Covenants. If Borrower shall fail or omit to perform, observe, or satisfy any agreement, covenant, or other provision (other than those referred to in Section 8.1. hereof) contained or referred to in this Agreement or any Related Document and such failure shall not have been fully corrected within thirty days after: (a) the giving of written notice thereof to Borrower by Lender that the specified Possible Default is to be remedied; or (b) Lender is notified of such Possible Default or should have been notified pursuant to Section 5.9 above, whichever is earlier; provided, however, that if any such failure does not admit of correction, then such failure shall be deemed to be an Event of Default an of the date of occurrence of such failure.

                  8.3 Borrower's Solvency. If Borrower or Confer shall (a) discontinue business, or (b) generally not pay its or his (as applicable) debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to or acquiesce in the appointment of a receiver, a custodian, a trustee, or liquidator of all or a substantial part of its or his (as applicable) assets, or (e) be adjudicated a debtor or have entered against it or him (as applicable) an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (f) file a voluntary case in bankruptcy or file a petition or an answer smoking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it or him (as applicable) in any bankruptcy reorganization, insolvency, or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for sixty consecutive days any judgment, decree, or order, entered by a court or governmental commission of competent jurisdiction, that assumes custody or control of Borrower or Confer (as applicable) approves a petition seeking its or his (as applicable) reorganization or any other judicial modification of the rights of its or his (as applicable) creditors, or appoints a receiver, custodian, trustee, or liquidator for Borrower or Confer (as applicable) or of all or a substantial part of its his (as applicable) assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

                  8.4 Challenge to Enforceability. If the validity or enforceability of any provision of this Agreement, the Note or any other Related Document shall be contested by Borrower or by any stockholder or officer of Borrower, or by any other Person who has executed any Related Document, or Borrower or any such other Person shall deny that it or he has any further liability or obligation hereunder or thereunder.

                  8.5 Condemnation. Any courts government or governmental agency shall condemn, seize, or otherwise appropriate, or take custody or control of, any portion of the property of Borrower, if such condemnation, seizure, or other appropriation could have a material adverse effect upon Borrower or its ability to perform its obligations under this Agreement, the Note or any of the other Related Documents.

                  8.6 Security Agreements. Any security agreement, mortgage, pledge agreement, financing statement or other security document included in the Related Documents shall, at any time after its execution and delivery and for any reasons cease (1) to create a valid and perfected first priority security interest in and to the property purported to be subject to such agreement or (2) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the party thereto or the party thereto shall deny it has any further liability or obligation under such agreement.

                  8.7 Support Agreement. The Keymarket Purchase Agreement or the Lender's Option shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the party thereto or the party thereto shall deny it has any further liability or obligation under the Keymarket Purchase Agreement or the Lender's Option.

                  8.8 FCC Licenses. If any FCC License relating to any Owned Station shall be (i) cancelled, revoked or finally denied renewal for any reason or (ii) renewed on terms which could reasonably be expected to result in a Material Adverse Change on any Station or in Borrower.

                  8.9 Employee Retirement Income Security Act. Any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue code) involving any Employee Plan exists with respect to Borrower or any ERISA Affiliate and in such event or condition, together with all other events or conditions, if any, could in the opinion of Lender subject Borrower to any tax, penalty, or other liability to or with respect to an Employee Plan which in the aggregate exceed or may exceed Twenty-Five Thousand Dollars ($25,000).

                                   ARTICLE IX

                              Remedies Upon Default
                              ---------------------

                  9.1. Optional Defaults. If any Event of Default (other than the Event of Default referred to in Section 8.3 hereof) occurs, Lender, upon written notice to Borrower, may accelerate the maturity of all Loan Obligations, whereupon all Loan Obligations shall become immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

                  9.2 Automatic Default.  If any Event of Default referred to in
Section 8.3 hereof occurs, all principal of and interest on the Note and all of Borrower's other Loan Obligations shall thereupon become immediately due and payable in full, all without any presentment, demand, or notice of any kind, which are hereby waived by Borrower.

                  9.3 Offsets. If there shall occur or exist any Event of Default or Possible Default referred to in Section 8.3 hereof or if the maturity of the Note is accelerated pursuant to Section 9.1 or 9.2 hereof or otherwise, Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Lender Debt then owing to Lender by Borrower, whether or not the same shall then have matured, all indebtedness then held or owing by Lender to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

                  9.4 Performance by Lender. If at any time Borrower fails or refuses to pay or perform (i) any obligation or duty to any Person, except for payments that are the subject of bona fide disputes in the ordinary course of business, or (ii) any obligation or duty (including each of the agreements and covenants by Borrower hereunder), Lender may, in its sole discretion, pay or perform the same on behalf of Borrower, and Borrower shall promptly repay all amounts so paid, and all costs and expenses so incurred. This repayment obligation shall become a Loan obligation and shall bear interest at the Default Rate.

                  9.5 Other Remedies. Upon the occurrence of an Event of Default hereunder, and during the continuance thereof, Lender may exercise any other right, power, or remedy as may be provided herein, in the Note, or an may be provided at law or in equity, including, without limitation, the right to seek specific performance and/or monetary damages. In recognition of the unique nature of the Loans made hereunder and the damages which Lender will suffer in the event of a breach by Borrower, Borrower hereby waives any defense that Lender has an adequate remedy at law for the breach of this Agreement by Borrower.

                                    ARTICLE X

                            Miscellaneous Provisions
                            ------------------------

                  10.1 Interpretation. Each right, power or privilege specified or referred to in this Agreement or in any Related Document is in addition to any other rights, powers, or privileges that Lender may otherwise have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Lender shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other right, power or privileges, as each right, powers or privilege may be exercised independently or concurrently with others and as often and in such order as Lender nay deem expedient.

                  10.2 Expenses of Lenders: Indemnity. Whether or not the transactions contemplated hereby are consummated, except as otherwise expressly provided herein, all costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement, the Related Documents and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

                  Borrower agrees to pay the reasonable costs and expenses, including the fees and disbursements of Lender's legal counsel, incurred by Lender, in connection with (1) the enforcement of this Agreement and the Note;
(2) enforcement of any amendment to or waiver of this Agreement, the Note or the other Loan Obligations; (3) any proceeding brought or formal action taken by Lender to enforce any provision of this Agreement, the Note or the other Loan Obligations or to enforce or exercise any right, power, or remedy hereunder or thereunder; (4) any action that may be taken or instituted by any Person against Lender an a result of any of the foregoing; and (5) the implementation of this Agreement and the Related Documents including, without limitation, the reasonable fees and expenses of outside legal and business counsel. To the extent the Lender's Option is exercised, Borrower agrees to pay the reasonable costs and expenses, including the fees and disbursements of Lender's legal counsel, incurred by Lender in connection with the negotiation or preparation of any amendment to or waiver of this Agreement, the Note or the other Loan obligations which amounts shall be added to the amount of Loans hereunder. If any taxes shall be payable, or ruled to be payable, to any State or Federal authority with respect to the execution, delivery, and performance of this Agreement, the Note or any other Loan Obligation by reason of any existing or hereinafter enacted Federal or State statute, including without limitation any documentary stamp tax, Borrower will pay all such taxes, including interest and penalties thereon, if any, and will indemnify and hold harmless Lender against any liability in connection therewith.

                  10.3 Further Assurances. Borrower take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Loans by, and security interests granted to, Lender contemplated by this Agreement. From time to time after the Closing Date, without further consideration, Borrower will, at Lender's expense, execute and deliver, or cause to be executed and delivered, such additional security agreements, mortgages, memoranda of lease, Lender's title insurance policies, deeds of trust, pledge agreements, assignments, licenses, landlord consents and releases and all other instruments or documents (including, without limitation, UCC financing statements, fixture filings or similar documents required in order to perfect the liens created by the security documents included in the Related Documents), statements, agreements and reports to Lender as Lender may request and to evidence, preserve protect perfect or otherwise implement or assure the rights of Lender as contemplated herein and in the Related Documents and to evidence the representations and warranties of Borrower.

                  10.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Borrower and Lender. No waiver by Lender of any right, power, or remedy under any of such instruments shall be effective unless given in writing by Lender.

                  10.5 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.5.

                  10.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by Federal Express or other comparable nationally recognized courier service (receipt requested) or by facsimile transmission telexed or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party an shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

To BORROWER:
- ------------

                  Keymarket Communications, Inc.
                  2743 Perimeter Parkway
                  Building 100, Suite 250

                  Augusta, Georgia  30909
                  Attention:  Mr. Donald J. Alt
                  Telephone:        (706) 855-0555
                  Telecopy:         (706) 855-1955

Copies to:
- ----------

                  Joel B. Piassick, Esq.
                  Kilpatrick & Cody
                  1100 Peachtree Street
                  Suits 2800
                  Atlanta, Georgia  30309
                  Telephone:        (404) 815-6527
                  Telecopy:         (404) 815-6555

                  Mr. Richard A. Churchill
                  MC Partners
                  75 State Street
                  Suite 2500
                  Boston, Massachusetts  02109
                  Telephone:        (617) 345-7200
                  Telecopy:         (617) 345-7201

                  Bruce E. Rogoff, Esq.
                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                  Boston, Massachusetts  02111
                  Telephone:        (617) 542-6000
                  Telecopy:         (617) 542-2241

To LENDER:
- ----------

                  c/o River City Broadcasting, L.P.
                  1215 Cole Street
                  St. Louis, Missouri  63106
                  Attention:        Mr. Larry D. Marcus
                  Telephone:        (314) 259-5700
                  Telecopy:         (314) 259-5709

Copies to:
- ----------

                  John T, Byrnes, Esq.
                  Dow, Lohnes & Albertson
                  1255 23rd Street, N.W.
                  Suite 500
                  Washington, D.C.  20037
                  Telephone:        (202) 857-2518
                  Telecopy:         (202) 857-2900

                  10.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including, without limitation, any subsequent holders, if any, of the Note or any replacement Note(s)), but, except as provided for herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Borrower without the prior written consent of Lender.

The parties agree as follows:

                           (a)  Without  the  consent  of  Borrower,  Lender may
assign its rights and obligations under this Agreement to any other party or parties; and Lender or such assignee may assign Lender's or such assignee's rights to indemnification hereunder to its lenders. To the extent this Agreement is assigned by Lender in accordance with the terms of this Section 10.7, Lender will take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the assignment contemplated by this Section 10.7. Furthermore, to the extent this Agreement is assigned by Lender in accordance with the terms of this Section 10.7 to a party that is not an Affiliate of Lender, upon such assignment Lender shall have no further obligations under this Agreement and Borrower's only recourse under this Agreement shall be against such assignee of Lender.

                           (b)  Except  as  expressly   provided  herein,   this
Agreement is not intended to, and shall not, confer upon any other person except the parties hereto any rights or remedies hereunder.


                  10.8 Governing Law. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSOURI (BUT NOT THE LAWS PERTAINING TO
CHOICE OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

                  10.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  10.10 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning-or interpretation of this Agreement.

                  10.11 Entire Agreement. This Agreement, including the Exhibits hereto, the Disclosure Schedule and the documents delivered pursuant to the Agreement, including the Note and the other Related Documents, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. The Exhibits hereto and the Disclosure Schedule are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all prior negotiations, agreements and understandings between the parties with respect to the transactions contemplated by this Agreement and all letters of intent and other writings relating to such negotiations agreements and understandings.

                  10.12 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

                  10.13 Press Releases. No press releases or other public announcements concerning this Agreement or the transactions contemplated hereby shall be made by any party hereto without the prior written consent of the other party unless the first such party is legally compelled to do so.

                  10.14  Publicity.  Neither  Borrower  nor Lender shall make or issue  or  cause  to be made or  issued,  any  announcement  (written  or  oral)
concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall provide a draft copy thereof to the other party hereto, and consult with such other party concerning the timing and content of such announcement, before such announcement is made.

                  10.15 Survival of Agreements. All covenants, agreements, representations, and warranties made herein or in any Related Document shall survive any investigation and the Closing Date, and shall continue in full force and effect so long as any of the Loan obligations remain to be performed or paid.

                  10.16 Termination. This Agreement shall terminate when all Loan Obligations shall have been paid in full and all other obligations under this Agreement, the Note and any other Related Document shall have been fully performed.

                  10.17 FCC and License Compliance. Notwithstanding anything herein or in any of the Related Documents to the contrary, but without limiting or waiving Borrower's obligations hereunder or under any of the Related Documents, Lender's remedies hereunder and under the Related Documents are subject to compliance with the Communications Act of 1934, as amended, the Licenses and with all applicable rules, regulations and policies of the FCC and any other governmental authority that has issued a License, and Lender will not take any action pursuant to this Agreement or any of the Related Documents that will constitute or result in any assignment of an FCC License or other License or any change of control of the Station if such assignment of License or change of control would require under then existing law or the terms of any License (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC or any other governmental authority, without first obtaining such approval. This Agreement, the Related Documents and the transactions contemplated hereby and thereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Borrower by Lender or control, affirmative or negative, direct or indirect, of Borrower by Lender, over the management, or any other aspect of the operations of Borrower, which ownership and control remains exclusively and at all times in the stockholders, officers, and employees of Borrower until such time as Lender has complied with such law, rules, regulations and policies.

                  10.8 WAIVER OF JURY TRIAL. BORROWER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATING TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                    BORROWER:

                                    KEYMARKET OF SOUTH CAROLINA, INC.


                                    By:      /s/Kerby E. Confer
                                             ------------------------
                                             Name:    Kerby E. Confer
                                             Title:   President


                                    LENDER:

                                    RIVER CITY BROADCASTING, L.P.

                                    By:      BETTER COMMUNICATIONS, INC,
                                             General Partner


                                    By:      /s/LarryD. Marcus
                                             ------------------------------
                                             Name:    Larry D. Marcus
                                             Title:   Vice President

                         EXHIBITS & DISCLOSURE SCHEDULES
                         -------------------------------
                                     LISTING
                                     -------


                                    EXHIBITS
                                    --------

EXHIBIT A         -        Promissory Note
EXHIBIT B-l       -        Landlord Estoppel Certificate
EXHIBIT B-2       -        Non-Disturbance Agreement



                              DISCLOSURE SCHEDULES
                              --------------------

Section 4.1       -        Organization and Standing
Section 4.4       -        Consents
Section 4.5       -        FCC Licenses and Other Licenses
Section 4.6       -        Real Property
Section 4.7       -        Tangible Personal Property
Section 4.8       -        Contracts
Section 4.9       -        Intangibles
Section 4.10      -        Financial Statements
Section 4.12      -        Personnel Information; Employee Benefit Plan
Section 4.13      -        Labor Relations
Section 4.14      -        Litigation
Section 4.16      -        Taxes
Section 4.17      -        Compliance with Laws
Section 4.18      -        Absence of Certain Changes
Section 4.19      -        Transactions with Affiliates
Section 4.20      -        Environmental Matters
Section 4.22      -        Insurance
Section 4.23      -        LMA and Option

                                    EXHIBIT A
                                    ---------

                                 PROMISSORY NOTE
                                 ---------------


$11,200,000                                                         July 7, 1995


                  FOR VALUE RECEIVED, the undersigned, KEYMARKET OF SOUTH CAROLINA, Inc, a South Carolina corporation (the "Maker"), promises to pay to the order of RIVER CITY BROADCASTING, L,P, a Delaware limited partnership (the "Payee"), in the manner and at the place provided in that certain Loan Agreement, dated as of July 7, 1995, between the Maker and the Payee (as the same may be further amended, modified, restated or extended from time to time, the "Loan Agreement"), the lesser of (x) the principal sum of Eleven Million Two Hundred Thousand Dollars ($11,200,000) and (y) the unpaid principal amount of all advances made by Payee to Maker as the Loans under the Loan Agreement, together with interest accrued thereon as provided in this Note. Capitalized terms used herein without definition shall have the meanings assigned those terms in the Loan Agreement.

                  The unpaid principal balance of this Note shall bear interest prior to maturity at the rates determined in accordance with the provisions of the Loan Agreement.

                  This Note evidences indebtedness of the Maker to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee (including the right of the holder hereof to declare this Note due prior to its stated maturity and the other rights and remedies of the holder hereof) and the duties and obligations of the Maker in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of or interest on this Note when due.

                  The principal of and all interest on this Note shall be paid as provided in the Loan Agreement in immediately available funds constituting lawful money of the United States of America, not later than 12:00 noon (St. Louis, Missouri time) on the day when due, at the Payee's offices at 1215 Cole Street, St. Louis, Missouri 63106, or at such other place as the Payee may designate in writing. Until notified in writing of the transfer of this Note in accordance with the terms of the Loan Agreement, Maker shall be entitled to deem Payee or such person who has been identified by the transferor in writing to Maker as the owner and holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Maker hereunder with respect to payments of principal or interest on this Note.

                  Whenever any payment on this Note shall be stated to be due on a day that is not a business day, such payment may be made on the next succeeding business day and such extension of time shall in each case be included in the computation of interest payable on this Note.

                  This Note is subject to prepayment as provided in Section 2.6 of the Loan Agreement.

                  To the extent permitted by law, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives, and assigns, hereby severally waive (i) any and all homestead or exemption laws and rights, and (ii) presentment for payment, demand, protest, notice of non-payment, notice of protest, and notice of dishonor of the debt evidenced hereby, together with each and every other notice of any kind respecting this Note and all lack of diligence or delays in collection or enforcement hereof.

                  Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

                  The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

                  This Note is subject to restrictions on transfer or assignment as provided in Section 10.7 of the Loan Agreement and as otherwise may be agreed in writing between Maker and Payee.

                  If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Maker and each endorser of this Note hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by the holder of this Note in collecting or attempting to collect such indebtedness, or otherwise arising in connection with the enforcement by such holder of any rights or remedies under this Note.

                  THE MAKER, TO THE EXTENT-PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PAYEE AND THE MAKER ARISING OUT OF, IN CONNECTION WITH, RELATING TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

                  No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of the same or any other right on any future occasion.

                  In case any provision (or any part of any provision) contained in this Note shall for any reason be held by a court of competent jurisdiction to be invalid illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaininq part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable.

                  THIS  NOTE  SHALL  BE  GOVERNED  BY THE  LAWS OF THE  STATE OF
MISSOURI (BUT NOT THE LAWS PERTAINING TO CHOICE OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

                  This note being pledged by Payee to its Lenders to secure obligations under the First Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 21, 1995 by and among Payee, Bank of Montreal, Banks Trust Company and the Lenders listed therein (the "Lenders").

                  IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written,

                                     KEYMARKET OF SOUTH CAROLINA, INC,



                                     By:      __________________________________
                                              Name:
                                              Title:

                         TRANSACTIONS ON PROMISSORY NOTE


                                                     Outstanding
             Amount of          Amount of            Principal
             Loan Made        Principal Paid         Balance           Notation
Date         This Date          This Date             This Date        Made By
- ----         ---------          ---------             ---------        -------

                                   EXHIBIT B-1
                                   -----------



                          LANDLORD ESTOPPEL CERTIFICATE


                  ________________________  ("Landlord')  is  the  owner  of the property described in Exhibit A. attached hereto and made a part hereof (the "Property"). Landlord and ------------------ ("Tenant") are the parties to that certain lease, described and identified on Exhibit B, attached hereto and made a part hereof (the "Lease"), pursuant to which the Property as specifically described therein (the "Leased Premises") is leased to Tenant. Tenant seeks to assign the Lease to River City Broadcasting, L.P. ("RCB") and pursuant to the request of RCB's lenders, desires to obtain certain assurances from Landlord with respect to the Lease and the Leased Premises. For good and valuable consideration, the sufficiency of which in hereby acknowledged, Landlord does hereby certify for the benefit of Tenant, RCB and their senior secured lenders an follows:

                  1. Landlord hereby consents to the execution, delivery, enforcement and recording of mortgages and collateral assignments of and security interests in Tenant's and RCB's interest in the Lease and the Leased Promises and RCB's property in favor of its lenders. If the Lease terminates prior to its expiration date, then upon request of such lenders, Landlord will enter into a new lease of the Leased Premises with such lenders' designee upon the same terms as are contained in the Lease for the remainder of the term of the Lease, provided such lenders cure all defaults then existing under the Lease.

                  2. The Lease is in full force and effect, is unmodified and has not been altered in any way.

                  3. To the best of Landlord's knowledge, no default exists under the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

                  4. To the best of Landlord's knowledge, Tenant has been and is in full compliance with all of its obligations under the Lease.

                  5. Landlord has no notice or knowledge that any petition in bankruptcy has been filed by or against Landlord, or that Landlord has been adjudicated a bankrupt or insolvent, or that there has been a petition or answer filed by or against Landlord seeking or acquiescing in any reorganization arrangement, composition, readjustment, liquidation, dissolution or similar relief under present federal, state or local law relating to bankruptcy, insolvency or other relief for debtors, or that there has been a trustee, receiver or liquidator appointed for all or part of Landlord's assets and properties.

                                             LANDLORD:


Dated: ____________________________          By:      __________________________
                                             Name:
                                             Title:

                                   EXHIBIT B-2
                                   -----------


                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT


                  This NON-DISTURBANCE AGREEMENT (this "Agreement") is made as of this ___ day of ____________, 1995, by-and among _____________ (hereinafter referred to as "Lender", RIVER CITY BROADCASTING, L.P. (hereinafter referred to as "Tenant") and __________________ (hereinafter collectively referred to as "Landlord").

                                R E C I T A L S:
                                ----------------

                  WHEREAS, Landlord and ________________ were parties to that certain lease described in Exhibit A attached hereto and made a part hereof (hereinafter referred to as the "Lease"), relating to the premises described in Exhibit B attached hereto and by this reference made a part hereof (hereinafter referred to as the "Premises"); and

                  WHEREAS, Landlord has consented to the assignment of the Lease by [Keymarket Entity] to Tenant pursuant to that certain Landlord estoppel Certificate dated
        , 1995; and

                  WHEREAS, Lender has made or has committed to make a loan to Landlord (hereinafter referred to as the "Loan") secured by a mortgage, deed of trust or deed to secure debt (hereinafter referred to as the "Mortgage") which contains an assignment of leases and rents from Landlord to Lender covering the Premises;

                  NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

                  1. Lender does hereby agree with Tenant that, in the event Lender becomes the Owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb (i) possession or use of the Premises by Tenant or Tenant's assigns, including Tenant's lenders or (ii) the exercise of any other rights under the Lease by Tenant or Tenant's assigns, including Tenant's lenders and
(b) the Premises shall be subject to the Lease and Lender shall recognize Tenant and Tenant's assigns, including Tenant's lenders, as the tenant of the Premises for the remainder of the term of the Lease (including renewal options) in accordance with the provisions thereof.

                  2. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then

Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof (including renewal options), and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease.

                  3. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by Federal
Express or other comparable nationally recognized courier service (receipt requested) or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                           To Lender:
                           ----------
                                            ------------------------------

                                            ------------------------------

                                            ------------------------------

                           To Tenant:
                           ----------       River City Broadcasting, L.P.
                                            1215 Cole Street
                                            St. Louis, Missouri 63106
                                            Attention:       Mr. Larry D. Marcus
                                            Telephone:       (314) 259-5700
                                            Telecopy:        (314) 259-5709

                           To Landlord:
                           ------------
                                            ------------------------------

                                            ------------------------------

                                            ------------------------------

                                            ------------------------------

                                            ------------------------------

                  4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                           LENDER:


As to Lender, signed                       [__________________________________]
sealed and delivered in
the presence of:

___________________________________        By:      ____________________________
Unofficial Witness                                  Name:
                                                    Title:

___________________________________                          (BANK SEAL)
Notary Public

Commission Expiration Date:

                  (NOTARIAL SEAL)

                                            TENANT:


As to Tenant, signed                        RIVER CITY BROADCASTING, L.P.
sealed and delivered in
the presence of:                            By:      BETTER COMMUNICATIONS,
                                            INC., General Partner


___________________________________         By:      ___________________________
Unofficial Witness                                   Name:
                                                     Title:

___________________________________                     (CORPORATE SEAL)
Notary Public

Commission Expiration Date:

         (NOTARIAL SEAL)

As to Landlord, signed                      LANDLORD:
sealed and delivered in
the presence of:                            [__________________________________]


___________________________________         By:      ___________________________
Unofficial Witness
                                                     Its:______________________-

                                            Attest:_____________________________

___________________________________         Its:___________________________
Notary Public
                                                        [CORPORATE SEAL]
Commission Expiration Date:

         (NOTARIAL SEAL)

                              DISCLOSURE SCHEDULES


                          SCHEDULE 4.1 - LOAN AGREEMENT

                            Organization and Standing
                            -------------------------


                                                  State             State
Corporation                                       Incorp.           Qualified
- -----------                                       -------           ---------

Keymarket of South Carolina, Inc.                 SC                    --

                          SCHEDULE 4.4 - LOAN AGREEMENT

                                    Consents
                                    --------


None.

                          SCHEDULE 4.5 - LOAN AGREEMENT

                             FCC and Other Licences
                             ----------------------


Keymarket of South Carolina, Inc.

         1.       Radio Station WORD (AM), Spartanburg, South Carolina

                  Renewal of Station License, expires 12/01/96

                  KPM-508           Remote Pickup Base,
                                    expires 12/01/96

                  WLP-258           Aural 1-C Relay,
                                    expires 12/01/96

                  WCP-260           Aural 1-C Relay,
                                    expires 12/01/96

                  WNTA-993          Part 94 TEL

                  WNTB-717          Part 94 TEL

         2.       Radio Station WFBC (FM), Greenville, South Carolina

                  Renewal of Station License, expires 12/01/95

                  KIY-43            Aural Studio Transmitter Link,
                                    expires 12/01/95

                  KPK-45[0]         Remote Pickup Mobile System,
                                    expires 12/01/95

                  KPL-9[0]6         Remote Pickup Mobile System,
                                    expires 12/01/95

                  K[_ _]-962        Remote Pickup Base,
                                    expires 12/01/95

                  K[_]-[_ _]23      Remote Pickup Mobile,
                                    expires 12/01/95

         3.       Radio Station W[_ _]C (AM), Greenville, South Carolina

                  Renewal of Station License, expires 12/01/95

                  KA-[_]8696        Remote Pickup Mobile System,
                                    expires 12/01/95

                  KA-95342          Remote Pickup Mobile System,
                                    expires 12/01/95

                  KFR-360           Remote Pickup Base,
                                    expires 12/01/95

                  KIP-335           Remote Pickup Base,
                                    expires 12/01/95

                  KPI-955           Remote Pickup Base,
                                    expires 12/01/95

                  WHA-866           Aural Studio Transmitter Link,
                                    expires 12/01/95

                  WYR-259           Remote Pickup Base,
                                    expires 12/01/95

                  WYR-260           Remote Pickup Base
                                    expires 12/01/95

         4.       Satellite Uplink

                  E910487           Domestic Fixed Satellite,
                                    expires 08/30/2001

                          SCHEDULE 4.6 - LOAN AGREEMENT

                                  Real Property
                                  -------------

Keymarket of South Carolina, Inc.
Greenville/Spartanburg, SC

Call Letters:              WFBC (AM/FM)
                           WORD (AM)

         Studio:           All three stations operate from studio at:

                           501 Rutherford Street
                           Greenville, SC  29609
                           Owned by Keymarket of south Carolina, Inc.

                  Tower Sites:

                                    WFBC-AM
                                    59 North Sixth Street
                                    Greenville, SC  29611
                                    Owned by Keymarket of South Carolina, Inc.

                                    WFBC-FM  505  Hemlock  Trail  Cleveland,  SC
                                    29635 *Leased from Multimedia, Inc.

                                    WORD-AM
                                    383 Belcher Road
                                    Inman, SC  29349
                                    Owned by Keymarket of South Carolina, Inc.

Reservations, exceptions and exclusions:

1.       As to 501 Rutherford Street:

         Apparent encroachment of parking spaces off circular drive onto insured premises as shown on a plat of survey for Multimedia, Inc. and KSDK, Inc., by Piedmont Surveyors, dated February 18, 1983, and recorded in Plat Book 9-J, page 66, RMC Office.

2.       As to 59 North Sixth Street:

         Title to those portions of the property within the bounds of Birnie Street, Vance Street, and 60-foot street as shown on Plat 000, page 65, said RMC Office.

         Lack of record title as to the remaining Portion of 31,65-acre tract, 20 acres, more or less, prior to December 29, 1966, being the date of recordation of Deed to Southeastern Broadcasting Corporation from Abney Mills, dated November 16, 1966, and recorded in Deed book 810, page 142, RMC Office for Greenville County, South Carolina; also, defects, liens, or encumbrances (including, among others, possible outstanding interests of former owners, or those claiming under them), created prior to recordation of said deed.

                          SCHEDULE 4.7 - LOAN AGREEMENT

                           Tangible Personal Property
                           --------------------------


         Copies of the Tangible Personal Property list are available from Dow, Lohnes and Albertson or River City Broadcasting, L.P.

                                 SCHEDULE 4.81/

                                    Contracts
                                    ---------

                        KEYMARKET OF SOUTH CAROLINA, INC.
                              WFCB-AM/FM & WORD-AM


         REVENUE
Network
- -------
         CBS      - WFBC/FM
                  - WFBC/AM
                  - WORD/AM
         ABC      -
                  Affiliation AGT

Sports Rights
- -------------
         Clemson
         Furman University Athletic Department Sports Ntwk Agt. 05/08/92

Other Revenue
- -------------
         Carolina Sound, Inc. 01/01/89

         DIRECT COSTS
National Rep
- ------------
         The KATZ Agency, Inc. -    FM 03/23/70 (Illegible)
                               -    AM 03/23/70 (Illegible)

Licensing
- ---------
         Broadcast Music, Inc.      -   WFBC/AM02/03/94
                                    -   WFBC/FM
                                    -   WORD/AM

         SESAC Inc.        -   WFBC 04/27/88
                           -   WORD 03/15/91

         American Society  of  Composers,   Authors  and  Publishers
                           -   WFBC/FM01/01/91
                           -   WFBC/AM01/01/91
                           -   WORD/AM01/01/91

- --------
1/       Contracts listed on Schedule 4.6 are incorporated herein by reference.

         PROGRAMMING
Talent
- ------
         Michael Reagan Show
         Richard Ervasti d/b/a Dick Ervasti Prod

Music Services
- --------------
         Vallie Consulting
         Shane Media

Program Rights
- --------------
         EFM Media Management -   FM 10/25/90
                              -   AM 12/07/93
         Tony Griffin
         Carolina Panthers
         Atlanta Braves
         NPR - Clemson Satellite
         Dow, Jones & Company, Inc. - Wall Street Journal Report 04/19/94 SJS Entertainment Promedia, Inc. 06/09/94
         Premiere Radio Networks 02/03/92
                  Gold Comedy Network

News/Weather
- ------------
         Accu-Weather, Inc. 05/21/92
         The Associated Press WFBC-AM/FM/WORD 07/22/93
         Weatherline, Inc. 07/10/90

         TECHNICAL
Technical - Rent
- ----------------
         Tower Lease Agreement Between KSDK, Inc. and Multimedia

         SALES DEPARTMENT
Rating Services
- ---------------
         The Arbitron Ratings Company 03/26/91
         Tapscan Incorporated 04/07/93
         Marketing Research Partners, Inc. 01/21/94
         Griffin Radio Research Reports 12/12/92

         ADVERTISING PROMOTION
Advertising/Promotion
- ---------------------
         Film House, Inc. 01/21/94
         CUZ - Robert Michaelson

         GENERAL & ADMINISTRATIVE
G&A - Rent/Lease
- ----------------
         Alco Capital Resources, Inc. Copier Lease 03/31/93 AT&T Credit Corporation Voice Mail System 09/14/89 AT&T Credit Corporation Voice Mail System 01/12/90 Spartanburg Business
         Advanced Business Systems (copier service) 03/30/93

Computer Services
- -----------------
         Columbine Systems, Inc. AM/FM/WORD 09/30/93
         Columbine Printer Main Agt
         Radio Computing Services, Inc. 07/24/92

Building Services
- -----------------
         Southeastern Alarm (Date Illegible)
                  (Alarm Security Company)
         Jam Productions, Inc. 01/20/94

LMA
- ---
         Spartan Radiocasting Company 08/30/94

                          SCHEDULE 4.9 - LOAN AGREEMENT

                                   Intangibles
                                   -----------


WFBC-AM
WFBC-FM
WORD-AM

                         SCHEDULE 4.10 - LOAN AGREEMENT

                              Financial Statements
                              --------------------


None.

                         SCHEDULE 4.12 - LOAN AGREEMENT

                  Personnel Information; Employee Benefit Plans
                  ---------------------------------------------


Health and Life Insurance

                         SCHEDULE 4.13 - LOAN AGREEMENT

                                 Labor Relations
                                 ---------------


None.

                         SCHEDULE 4.14 - LOAN AGREEMENT

                                   Litigation
                                   ----------


None.

                         SCHEDULE 4.16 - LOAN AGREEMENT

                                      Taxes
                                      -----


None.

                         SCHEDULE 4.17 - LOAN AGREEMENT

                              Compliance with Laws
                              --------------------


None.

                         SCHEDULE 4.18 - LOAN AGREEMENT

                           Absence of Certain Changes
                           --------------------------

None.

                         SCHEDULE 4.19 - LOAN AGREEMENT

                          Transactions with Affiliates
                          ----------------------------


None.

                         SCHEDULE 4.20 - LOAN AGREEMENT

                              Environmental Matters
                              ---------------------


         PCBs relative to WFBC-AM, at Tower Site at 501 Rutherford Road, which are presently being removed, the cost of which is being reimbursed by Multimedia, Inc.

                         SCHEDULE 4.22 - LOAN AGREEMENT

                                    Insurance
                                    ---------


Employer Reinsurance Corporation - broadcasters liability, errors and omissions

Continental - general liability, workman's compensation, auto, fire and casualty

                         SCHEDULE 4.23 - LOAN AGREEMENT

                                 LMA and Option
                                 --------------



                                 Section 4.23(a)

                                      None



                                 Section 4.23(b)

I.       Spartan Radiocasting Company

         Schedule 4.5:         WSPA-AM, Spartanburg, SC
                               WSPA-FM, Spartanburg, SC

         Schedule 4.8:         See attached 4.23(a)

         Schedule 4.9:         WSPA-AM
                               WSPA-FM

                      PROGRAM DEPARTMENT CONTRACTS                       4.23(a)

WSPA-FM

Contract Name
- -------------
         Broadcast Programming, Inc.  -  Music Service 11/15/94
         MCA Skywatch Traffic, Inc.
         CBS, Inc.05/02/94 (with Spartan Radiocasting Company)
         Jack Taddeo Communications Corp. 03/31/92
         Jeff Davis Productions 05/03/94  -  TFN

         Carried, but not under contract:
                  Surfside Diner Beach show (Sundays 7P - 12M)

WSPA-AM

Contract Name
- -------------
         Host Communications, Inc. 07/27/94
         Charlotte Hornets 1994 -  '95 (no date)
         South Carolina Network, Inc. 07/22/82
                  (with Spartan Radiocasting Company)
         Clear Channel Radio 05/25/94
                  (with Spartan Radiocasting Company)
         WSB, Inc. 12/10/91
         Mutual Broadcasting System, Inc. 07/20/93
         Jim Hightower Show 03/02/93
         Champion Productions 11/01/93
                  (with Spartan Radiocasting Company)
         The Broadcast Group 02/06/89
                  (with Spartan Radiocasting company)
         CBS Radio Programs 08/24/92
                  (with Spartan Radiocasting company)
         Whitaker Productions 06/02/94
                  (with Spartan Radiocasting Company)
         Dow Jones and Company, Inc. 10/19/92
                  (with Spartan Radiocasting Company)
         MCA Skywatch Traffic, Inc. 12/30/93

Carried, but not under contract:
         Wofford College Football and Basketball
         High School Football Game of  The Week
         Battle of The Brains (8th Grade Quiz Show)
         On The House-SNP Radio Network
         NFL Football (CBS Radio Network)

                                TABLE OF CONTENTS
                                                                            Page
                                    ARTICLE I
                                  Defined Terms
1.1      Definitions..........................................................1
1.2      List of Other Definitions............................................8

                                   ARTICLE II
                           Amount and Terms of Credit
2.1      Loans................................................................8
2.2      Interest.............................................................9
2.3      Maturity............................................................10
2.4      The Note............................................................10
2.5      Payments............................................................10

                                   ARTICLE III
                                   The Closing
3.1      Time and Place of Closing...........................................10

                                   ARTICLE IV
                    Borrower's Representations and Warranties
4.1      Organization and Standing...........................................11
4.2      Subsidiaries........................................................11
4.3      Authorization and Binding Obligation................................11
4.4      Consents and Approvals; No Violation................................11
4.5      Governmental Authorizations.........................................12
4.6      Title to and Condition of Real Property.............................13
4.7      Title to and Condition of Tangible Personal Property................14
4.8      Contracts...........................................................15
4.9      Intangibles.........................................................15
4.10     Financial Statements................................................16
4.11     Totality of Assets..................................................16
4.12     Personnel Information; Employee Benefit Plans.......................16
4.13     Labor Relations.....................................................18
4.14     Litigation..........................................................19
4.15     Reports.............................................................19
4.16     Taxes...............................................................19
4.17     Compliance with Laws................................................20
4.18     Absence of Certain Changes..........................................20
4.19     Transactions with Affiliates........................................21
4.20     Environmental Matters...............................................21
4.21     OSHA Matters........................................................22
4.22     Insurance...........................................................23
4.23     LMA and Option......................................................23

4.24     No Commitment of Borrower...........................................23
4.25     Defaults............................................................23
4.26     Liabilities.........................................................24
4.27     Accounts............................................................24
4.28     No Other Names......................................................24
4.29     Material Restrictions...............................................24
4.30     Stock of Borrower...................................................24
4.31     Options, Warrants, Rights...........................................24
4.32     Disclosure..........................................................24

                                    ARTICLE V
                              Affirmative Covenants
5.1      Conduct of Business of the Stations.................................25
5.2      Maintenance of Assets, Records and Inventory........................25
5.3      Access to Information...............................................25
5.4      Financial and Other Information.....................................26
5.5      Notices of Default or Breach........................................27
5.6      FCC Matters.........................................................27
5.7      Maintenance of Insurance............................................28
5.8      Money Obligations...................................................28
5.9      Notice..............................................................29
5.10     Continued Existence; Compliance with Law............................29
5.11     Title to Property...................................................29
5.12     Conduct of Business.................................................29
5.13     Consents............................................................29
5.14     Option..............................................................29

                                   ARTICLE VI
                               Negative Covenants
6.1      Conduct of Business of the Stations.................................30
6.2      Indebtedness  and Liabilities.......................................30
6.3      Guaranties..........................................................31
6.4      Notes, Accounts Receivable, and Claims..............................31
6.5      Amendment of Governing Documents....................................31
6.6      Issuance and Sale of Equity Interest................................31
6.7      Mergers and Consolidations..........................................32
6.8      Liens...............................................................32
6.9      Restricted Payments and Restricted Investments......................32
6.10     Transactions with Affiliates........................................32
6.11     ERISA...............................................................32
6.12     Accounting Matters..................................................32
6.13     Change of Name......................................................32

                                   ARTICLE VII
                               Closing Conditions
7.1      Conditions to the Obligations of Lander to Effect the
         Transactions........................................................32

                                  ARTICLE VIII
                                Events of Default
8.1      Payments............................................................35
8.2      Covenants...........................................................35
8.3      Borrower's Solvency.................................................35
8.4      Challenge to Enforceability.........................................36
8.5      Condemnation........................................................36
8.6      Security Agreements.................................................36
8.7      Support Agreement...................................................36
8.8      FCC Licenses........................................................36
8.9      Employee Retirement Income Security Act.............................37

                                   ARTICLE IX
                              Remedies Upon Default
9.1.     Optional Defaults...................................................37
9.2      Automatic Default...................................................37
9.3      Offsets.............................................................37
9.4      Performance by Lender...............................................37
9.5      Other Remedies......................................................37

                                    ARTICLE X
                            Miscellaneous Provisions
10.1     Interpretation......................................................38
10.2     Expenses of Lenders: Indemnity......................................38
10.3     Further Assurances..................................................38
10.4     Amendment and Modification..........................................39
10.5     Waiver of Compliance; Consents......................................39
10.6     Notices.............................................................39
10.7     Assignment..........................................................41
10.8     Governing Law.......................................................42
10.9     Counterparts........................................................42
10.10    Headings............................................................42
10.11    Entire Agreement....................................................42
10.12    Severability........................................................42
10.13    Press Releases......................................................42
10.14    Publicity...........................................................42
10.15    Survival of Agreements..............................................43
10.16    Termination.........................................................43
10.17    FCC and License Compliance..........................................43
10.8     WAIVER OF JURY TRIAL................................................43

                         EXHIBITS & DISCLOSURE SCHEDULES
         LISTING.............................................................45

                                    EXHIBITS



Exhibit A         - Promissory Note..........................................46
Exhibit B-1       - Landlord Estoppel Certificate............................51
Exhibit B-2       - Non-disturbance and Attornment Agreement.................53

                              DISCLOSURE SCHEDULES

Schedule 4.1      - Loan Agreement - Organization and Standing...............58
Schedule 4.4      - Loan Agreement - Consents................................59
Schedule 4.5      - Loan Agreement - FCC and Other Licences..................60
Schedule 4.6      - Loan Agreement - Real Property...........................62
Schedule 4.7      - Loan Agreement - Tangible Personal Property..............64
Schedule 4.8      - Contracts................................................65
Schedule 4.9      - Loan Agreement - Intangibles.............................68
Schedule 4.10     - Loan Agreement - Financial Statements....................69

Schedule 4.12     - Loan Agreement - Personnel Information; Employee
                                     Benefit Plans...........................70
Schedule 4.13     - Loan Agreement - Labor Relations.........................71
Schedule 4.14     - Loan Agreement - Litigation..............................72
Schedule 4.16     - Loan Agreement - Taxes...................................73
Schedule 4.17     - Loan Agreement - Compliance with Laws....................74
Schedule 4.18     - Loan Agreement - Absence of Certain Changes..............75
Schedule 4.19     - Loan Agreement - Transactions with Affiliates............76
Schedule 4.20     - Loan Agreement - Environmental Matters...................77
Schedule 4.22     - Loan Agreement - Insurance...............................78
Schedule 4.23     - Loan Agreement - LMA and Option..........................79

                        FIRST AMENDMENT TO LOAN AGREEMENT


                  This First Amendment to Loan Agreement (the "Amendment") is entered into as of May 24, 1996 by and between KEYMARKET OF SOUTH CAROLINA, INC., a South Carolina corporation ("Borrower") and RIVER CITY BROADCASTING, L.P., a Delaware limited partnership ("Lender")

                                   WITNESSETH

                  WHEREAS, the Borrower and Lender are parties to that certain Loan Agreement dated as of July 7, 1995 (the "Loan Agreement"); and

                  WHEREAS, Borrower has requested that Lender make certain additional loans to it, and Lender has made, and is willing to make, such loans on the terms and subject to the conditions set forth herein;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

l. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Loan Agreement.

2.       Amendments of the Loan Aareement.

         2.1 Section 1.1 is hereby amended by adding the following definitions thereto in their proper alphabetical order:

                  "Additional Loan Funding Date" means the date of the funding of an Additional Loan.

                  "Joint Sales Agreements" means each of the Joint Sales Agreement dated as of November 10, 1995 by and among Borrower, WLWZ Operating Company, Inc., WLWZ License Subsidiary, Inc., WLYZ Operating Company, Inc. and WLYZ License Subsidiary, Inc., and the Joint Sales Agreement dated April 30, 1996 among Borrower, Palm Broadcasting Company, L.P. and Palm Broadcasting License Partnership.

                  "JSA Stations" means Radio Stations WXWX-FM, Easley, South Carolina and WXWZ-FM, Greer, South Carolina.

         "Notice of Borrowing" means written or telegraphic notice given to Lender specifying the date and the amount of the Additional Loan that Borrower seeks.

2.2 Section 1.2 is hereby amended by adding the following additional terms in their proper alphabetical order:

         Additional Loans                        Section 2.1
         Confer Loan                             Section 4.33
         Initial Additional Loans                    Section 2.1
         Other Loans                             Section 2.1

2.3      Section 2.1 is hereby amended in its entirety as follows:

         2.1 Loans. (a) Subject to the terms and conditions of this Agreement, Lender shall make (i) a loan of Five Million Five Hundred and Fifty Thousand ($5,550,000) Dollars on the Closing Date (the "Closing Date Loan") subject to adjustments as provided in the following paragraph;
         (ii) at the request of Borrower, but in the reasonable discretion of Lender, additional advances not to exceed Five Hundred Thousand ($500,000) for capital and other operating expenditures (including Approved Capital Expenditures) related to the operation of the Stations (the "Advance Loans"); (iii) upon the closing in connection with the exercise of the Option with the prior written consent of Lender pursuant to Section 5.14 hereof, a loan in the amount of Five Million One Hundred Fifty Thousand Dollars ($5,150,000) as the purchase price in connection with the exercise of the Option, which amount shall be subject to Lender's approval (the "Option Loan"); (iv) advances to be made no more frequently than monthly in an aggregate amount not to exceed One Million Two Hundred Thousand Dollars ($1,200,000) solely for operating expenditures related to the operations of the Stations and the JSA Stations pursuant to the Joint Sales Agreements and to repay the Confer Loan (the "Additional Loans") subject to satisfaction of the conditions set forth in Section 7.2 hereof and notwithstanding anything to the contrary set forth herein, only to the extent Lender does not deem itself insecure hereunder and (v) other loans as may be approved by Lender in its sole discretion in an aggregate amount not to exceed $775,000 (the "Other Loans").

         The parties acknowledge and agree that following the advances heretofore made by Lender to Borrower in the amounts of (i) $4,478.46,
         (ii) $9,729.20, (iii) $100,000, (iv) $103,915.46,  (v) $96,000.00, (vi)
         $132,363.84 to repay the Confer Loan, (vii) $33,000.00, (viii) $164,000.00, (ix) $30,000.00, (x) $94,400.00, (xi) $75,600.00 (xii)
         $40,000.00,  (xiii) $75,000.00 and (xiv) $40,000.00 (collectively,  the
         "Initial Additional Loans") constitute Additional Loans. The Closing Date Loan, the Advance Loans, the Option Loans, the Additional Loans and the Other Loans are hereinafter collectively referred to as the "Loans".

2.4      Section 2.4 is hereby amended to read in its entirety as follows:

                  2.4 The Note. The Loans shall be evidenced by an amended and restated promissory note in the principal amount of Thirteen Million One Hundred Seventy-Five Thousand Dollars ($13,175,000) and payable to Lender, substantially in the form attached as Exhibit A to the First Amendment to Loan Agreement dated as of May 24, 1996 between Borrower and Lender (the "Note").

2.5 Article IV is hereby amended by adding the following provision at the end thereof, and Borrower hereby represents and warrants to Lenders as follows:

                  4.33 Confer Loan. On December 26, 1995, Confer made a loan to Borrower in the amount of $131,000, bearing interest on the outstanding principal amount at a rate of ten percent (10%) per annum (the "Confer Loan").

2.6 Article V is hereby amended by adding the following provision at the end thereof, and Borrower hereby agrees that so long as the Loan Agreement, as it may be amended, remains in effect or any of the Loan Obligations remain unpaid, Borrower will perf orm and observe the following provision:

                  5.15 Additional Funding. Prior to taking, or omitting to take, any action that could effect any of the matters set forth in Section
         8.3 below, Borrower will notify Lender and seek additional funding from Lender, and to the extent Lender agrees to provide such funding, Borrower will accept such funding in order to prevent any of the matters set forth in Section 8.3 from occurring.

2.7 Article VII is hereby amended by renaming such Article VII "Closing Conditions and Additional Loan and Other Loan Funding Conditions" and by adding the following provisions at the end thereof:

                  7.2 Conditions to the Obligations of Lender to Effect the Additional Loans Contemplated Hereby. The obligations of Lender to make Additional Loans on each Additional Loan Funding Date shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived in writing by Lender:

                  At least five (5) days before the proposed Additional Loan Funding Date:

                      (a) Lender  shall have  received  no later than 12:00 Noon
                  (St. Louis time) an irrevocable, originally executed Notice of Borrowing signed by a duly authorized officer of Borrower.

                      (b) Lender shall have  received on the date of delivery of the Notice of Borrowing, a certificate of a duly authorized officer of Borrower, with supporting documentation, as to each Additional Loan other than the Initial Additional Loans, (i) setting forth an itemization of the operating expenditures related to the operations of the Stations and the JSA Stations pursuant to the Joint Sales Agreement for the preceding month and (ii) certifying that the proceeds of the preceding Additional Loan were used solely to pay expenses in accordance with the previous certificate delivered under this Section 7.2(b) (i) and Section 2.1(a) (iv) hereof, such certificate and supporting documentation to be in form and substance satisfactory to Lender.

                  7.3 Conditions to the Obligation of Lender to Effect the Other Loans Contemplated Hereby. The obligations of Lender to make Other Loans on each Other

         Loan Funding Date shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived in writing by Lender:

                           (a) At least ten (10) days before the proposed  Other
                      Loan Funding Date Lender shall have received, no later than 12:00 Noon (St. Louis time) a certificate of a duly authorized officer of Borrower setting forth in reasonable detail the purposes of such other loan; and

                           (b) In the event Lender shall have notified  Borrower
                      of its  willingness to make such Other Loan, at least five
                      (5) days before the proposed Other Loan Funding Date Lender shall have received an irrevocable, originally executed Notice of Borrowing signed by a duly authorized officer of Borrower.

                  2.8 Article VIII is here amended by adding the following provisions at the end thereof:

                      8.10 Use of Proceeds of Additional  Loans and Other Loans.
                  The proceeds of any Additional Loan are used for any purpose other than as specified in Section 2.1(a) (iv) hereof or the proceeds of any Other Loan are used for any purpose other than approved by Lender as specified in Section 2.1(a) (v) hereof.

                  3.  Conditions-of   Effectiveness  to  this  Amendment.   This
         Amendment shall become effective on the date on which each of the following conditions has been fulfilled:

                      (a) This Amendment. The Borrower and the Lender shall have each executed and delivered this Amendment.

                      (b) Amended and Restated  Note.  The  Borrower  shall have executed and delivered to Lender the Note.

                      (c) Certified Resolutions. Lender shall have received from
                  Borrower copies, certified by an executive officer of Borrower of resolutions adopted on behalf of Borrower authorizing the execution, delivery and performance of this Amendment, and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby.

                      (d) Evidence of Payment to the MC Partners. Release and Certified Resolutions. The Keymarket Sellers shall have provided evidence of payment of the Release Payment to the MC Partners in connection with, and as defined under, the release executed by the MC Partners in favor of the Borrower, and the Lender in substantially the form of Exhibit B attached hereto and Lender shall have received (i) an executed copy of such release and (ii) copies, certified by an executive officer of each of the MC Partners, of resolutions adopted on behalf of such MC Partner authorizing the execution, delivery and performance of such release.

4. Amendment of Related Documents: Affirmation and Agreement of the Borrower. The Borrower acknowledges and agrees that each Related Document, including the security agreements, stock pledge agreements and mortgages executed in connection with the Loan Agreement shall continue in full force and effect and all of the obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution or effectiveness of this Amendment or the amendment and restatement of the Note. The Borrower represents and warrants that all representations and warranties contained in the Related Documents are true, correct and complete in all material respects on and as of the date hereof to the extent as though made on as of the date hereof. The Borrower further acknowledges and agrees that the security interests and liens granted by the Borrower and Confer to the Bank pursuant to the Related Documents shall secure all obligations of the Borrower arising under the Loan Agreement, as amended hereby, and the Note, as amended and restated, and that the Secured Obligations (as that term is defined in the Security Agreement executed by Borrower and in the Pledge Agreement executed by Confer) shall include all obligations of Borrower arising under the Loan Agreement, as amended hereby, and the Note as amended and restated.

5. Ratification. Except as specifically amended pursuant hereto, the Loan Agreement, the Note and all other Related Documents, shall remain in full force and effect and are hereby ratified, approved and confirmed.

6.       Reference to Loan Agreement.
         ----------------------------

                  (a) From and after the Effective Date, each reference in the Loan Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Loan Agreement in any and all Related Documents, agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Loan Agreement, as amended by this Amendment, and each reference in the Loan Agreement to "the Note" or words of like import, and all references to the Note in any and all Related Documents, agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Note, as amended and restated pursuant to this Amendment.

                  (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the Related Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the Related Documents.

7. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSOURI (BUT NOT THE LAWS PERTAINING TO CHOICE OF LAW) AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                    BORROWER:


                                    KEYMARKET OF SOUTH CAROLINA, INC.




                                    By: /s/ Kerby E. Confer
                                        --------------------------
                                        Name:
                                        Title:


                                    LENDER:

                                    RIVER CITY BROADCASTING, L.P.

                                    By:     BETTER COMMUNICATIONS, INC.,
                                            General Partner




                                    By: /s/ Larry D. Marcus
                                        ----------------------------
                                        Name:
                                        Title:

                                                     Exhibit A to Loan Agreement



                      AMENDED AND RESTATED PROMISSORY NOTE
                      ------------------------------------


$13,175,000                                                         May 24, 1996


         FOR VALUE RECEIVED, the undersigned, KEYMARKET OF SOUTH CAROLINA, Inc., a South Carolina corporation (the "Maker"), promises to pay to the order of RIVER CITY BROADCASTING, L.P., a Delaware limited partnership (the "Payee"), in the manner and at the place provided in that certain Loan Agreement, dated as of July 7, 1995, as amended between the Maker and the Payee (as the same may be further amended, modified, restated or extended from time to time, the "Loan Agreement"), the lesser of (x) the principal sum of Thirteen Million One Hundred Seventy-Five Thousand Dollars ($13,175,000) and (y) the unpaid principal amount of all advances made by Payee to Maker as the Loans under the Loan Agreement, together with interest accrued thereon as provided in this Note. Capitalized terms used herein without definition shall have the meanings assigned those terms in the Loan Agreement.

         The unpaid principal balance of this Note shall bear interest prior to maturity at the rates determined in accordance with the provisions of the Loan Agreement.

         This Note evidences indebtedness of the Maker to the Payee arising under the Loan Agreement, to which reference is hereby made for a statement of the rights of the Payee (including the right of the holder hereof to declare this Note due prior to its stated maturity and the other rights and remedies of the holder hereof) and the duties and obligations of the Maker in relation thereto, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal of or interest on this Note when due. This Note is an amendment and restatement of the Note dated July 7, 1995 made by Maker in favor of Payee (the "Original Note") and not a replacement, substitution or repayment thereof. The indebtedness and liabilities of Maker under the Original Note remain in full force and effect, as amended, renewed and extended hereby.

         The principal of and all interest on this Note shall be paid as provided in the Loan Agreement in immediately available funds constituting lawful money of the United States of America, not later than 12:00 noon (St. Louis, Missouri time) on the day when due, at the Payee's offices at 1215 Cole Street, St. Louis, Missouri 63106, or at such other place as the Payee may designate in writing. Until notified in writing of the transfer of this Xote in accordance with the terms of-the Loan Agreement, Maker shall be entitled to deem Payee or such person who has been identified by the transferor in writing to Maker as the owner and holder of this Note, as the owner and holder of this Note. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make & notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of Maker hereunder with respect to payments of principal or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day that is not a business day, such payment may be made on the next succeeding business day and such extension of time shall in each case be included in the computation of interest payable on this Note.

         This Note is subject to prepayment as provided in Section 2.6 of the Loan Agreement.

         To the extent permitted by law, the Maker and each endorser of this Note, and their respective heirs, successors, legal representatives, and assigns, hereby severally waive (i) any and all homestead or exemption laws and rights, and (ii) presentment for payment, demand, protest, notice of non-payment, notice of protest, and notice of dishonor of the debt evidenced hereby, together with each and every other notice of any kind respecting this Note and all lack of diligence or delays in collection or enforcement hereof.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

         The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

         This Note is subject to restrictions on transfer or assignment as provided in Section 10.7 of the Loan Agreement and as otherwise may be agreed in writing between Maker and Payee.

         If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of attorneys for collection, the Maker and each endorser of this Note hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by the holder of this Note in collecting or attempting to collect such indebtedness, or otherwise arising in connection with the enforcement by such holder of any rights or remedies under this Note.

         THE MAKER, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE PAYEE AND THE MAKER ARISING OUT OF, IN CONNECTION WITH, RELATING TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or a waiver of the same or any other right on any future occasion.

         In case any provision (or any part of any provision) contained in this Note shall for any reason be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable.

         THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSOURI (BUT NOT THE LAWS PERTAINING TO CHOICE OF LAW) AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

         This note being pledged by Payee to its Lenders to secure obligations under the First Amended and Restated Credit Agreement (the "Credit Agreement') dated as of April 21, 1995 by and among Payee, Bank of Montreal, Banks Trust Company and the Lenders listed therein (the "Lenders").

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                               KEYMARKET OF SOUTH CAROLINA, INC.




                               By:__________________________________
                               Name:
                               Title:


                                        3